AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 14, 2001
                                                                REGISTRATION NO.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           ___________________________

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           ___________________________
                       WEST METRO FINANCIAL SERVICES, INC.
                 (Name of Small Business Issuer in its Charter)


          GEORGIA                       6021                     APPLIED FOR
(State or other jurisdiction  (Primary Standard Industrial    (I.R.S. Employer
    of incorporation or        Classification Code Number)   Identification No.)
       organization)

                 361 MEMORIAL DRIVE WEST, DALLAS, GEORGIA 30132
                                 (770) 505-5107
         (Address, and telephone number of principal executive offices)

       INTERSECTION OF MACLAND ROAD AND HIGHWAY 120, DALLAS, GEORGIA 30157 (Address of principal place of business or intended principal place of business)

                                J. MICHAEL WOMBLE
                       WEST METRO FINANCIAL SERVICES, INC.
                             361 MEMORIAL DRIVE WEST
                              DALLAS, GEORGIA 30132
                                 (770) 505-5107
           (Name, address, and telephone number of agent for service)
                           ___________________________

                                   COPIES TO:
                            KATHRYN L. KNUDSON, ESQ.
                     POWELL, GOLDSTEIN, FRAZER & MURPHY LLP
                     191 PEACHTREE STREET, N.E., 16TH FLOOR
                             ATLANTA, GEORGIA  30303
                                 (404) 572-6600

     Approximate date of proposed sale to the public: as soon as practicable after this Registration Statement has become effective.
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                           ___________________________

                                                 CALCULATION OF REGISTRATION FEE
================================================================================================================================
TITLE OF EACH CLASS OF                   AMOUNT TO BE       PROPOSED MAXIMUM            PROPOSED MAXIMUM           AMOUNT OF
SECURITIES TO BE REGISTERED               REGISTERED     OFFERING PRICE PER UNIT    AGGREGATE OFFERING PRICE   REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, $1.00 par value             1,000,000     $                10.00     $            10,000,000     $           2,500
--------------------------------------------------------------------------------------------------------------------------------
Warrants to purchase common stock           300,000(1)  $                    0     $                     0     $               0
--------------------------------------------------------------------------------------------------------------------------------
Common stock, $1.00 par value, issuable
upon the exercise of the warrants           300,000     $                10.00(2)  $             3,000,000(3)  $             750
================================================================================================================================

(1) Warrants to purchase an aggregate of 300,000 shares of common stock at an exercise price of $10.00 per share will be issued to the organizers in connection with this offering.
(2)  Represents  the  exercise  price  per  share  for  each  warrant.
(3) Calculated in accordance with Rule 457(i) under the Securities Act of 1933, as amended.


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
===============================================================================

The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

      PRELIMINARY PROSPECTUS DATED AUGUST 14, 2001; SUBJECT TO COMPLETION


                      WEST METRO FINANCIAL SERVICES, INC.

                      A Proposed Bank Holding Company for

                         FIRST NATIONAL BANK WEST METRO
                                (In Organization)

                   MAXIMUM OF 1,000,000 SHARES OF COMMON STOCK
                    MINIMUM OF 750,000 SHARES OF COMMON STOCK

                                $10.00 PER SHARE
                         (Minimum Purchase:  200 shares)
                         -------------------------------

     West Metro Financial Services, Inc. ("West Metro Financial" or the "Company") is offering a minimum of 750,000 and a maximum of 1,000,000 shares of its common stock to raise the money required to organize First National Bank West Metro ("First National" or the "Bank"), a new national bank in organization. West Metro Financial will be the holding company and sole shareholder of First National after it is organized. The Bank will be headquartered in Dallas, Georgia, and we expect to open the Bank in the fourth quarter of 2001. Prior to this offering, the Company has not conducted active business operations, and there has been no public market for the shares.

     The Company's organizers will offer and sell the common stock on a best-efforts basis and will receive no commissions or other remuneration in connection with these activities. The organizers intend to subscribe for an aggregate of 300,000 shares of the common stock sold in this offering. In addition, the Company will grant each organizer a warrant to purchase one share of common stock for every share he or she purchases in the offering, up to a maximum for all organizers of 300,000 shares subject to warrants. See "Warrants" on page 13.

     OUR COMMON STOCK IS NOT A DEPOSIT OR A BANK ACCOUNT AND IS NOT INSURED BY THE FDIC OR ANY OTHER GOVERNMENTAL AGENCY. AN INVESTMENT IN OUR COMMON STOCK INVOLVES RISKS. YOU SHOULD NOT INVEST IN THIS OFFERING UNLESS YOU CAN AFFORD TO LOSE ALL OF YOUR INVESTMENT. WE HAVE DESCRIBED WHAT WE BELIEVE ARE THE MATERIAL RISKS OF THIS INVESTMENT UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 6.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     This table summarizes the minimum and maximum proceeds that we expect to receive from the offering.


                                        Per      Total        Total
                                       Share    Minimum      Maximum
                                       ------  ----------  -----------
Price to public . . . . . . . . . . .  $10.00  $7,500,000  $10,000,000

Fees and commissions. . . . . . . . .     ---         ---          ---

Net proceeds to West Metro Financial,
before expenses . . . . . . . . . . .  $10.00  $7,500,000  $10,000,000


     The organizers will promptly deposit subscription proceeds in an escrow account with our escrow agent, First National Bank of Polk County (the "Escrow Agent"). The Escrow Agent will hold the subscription proceeds until the organizers receive subscriptions for at least 750,000 shares and satisfy the other conditions contained in the escrow agreement. The organizers plan to end the offering on November 30, 2001. However, the organizers may, at their discretion, end the offering sooner or extend it for additional periods but not beyond one year following receipt of preliminary approval from the Office of the Comptroller of the Currency. If the organizers are unable to sell 750,000 shares of common stock or fail to receive approval from the Office of the Comptroller of the Currency to open First National, the Escrow Agent will return all subscription proceeds to investors, with any interest earned, and the organizers will pay all of the Company's expenses.

                                     SUMMARY

     This summary does not contain all the information you should consider before investing in the common stock. We encourage you to read carefully the entire prospectus before investing. See page 12 for instructions on how to subscribe for shares.

WEST METRO FINANCIAL AND FIRST NATIONAL BANK WEST METRO

     West Metro Financial is a Georgia corporation that was incorporated on May 9, 2001 to organize and serve as the holding company for First National Bank West Metro, a national bank in organization. The Bank will be a full service commercial bank dedicated to providing superior customer service to the individuals and businesses in our community. We believe that local ownership and control will allow the Bank to serve customers more efficiently and will aid in our growth and success. The Bank will emphasize real estate lending to take advantage of the population growth of Paulding County and aggressively market to small- to medium-sized businesses, professional concerns and individual consumers that may be underserved as a result of recent bank consolidations in the marketplace.

     On June 7, 2001, we filed an application with the Office of the Comptroller of the Currency to organize First National as a national bank in Dallas, Georgia and with the FDIC for deposit insurance. We also intend to file an application with the Federal Reserve to become a bank holding company and to acquire all of the capital stock of the Bank. In order to receive final approval of our application to organize First National, we will be required to capitalize the Bank with a minimum of $7.0 million, receive FDIC approval of our application for deposit insurance, and implement appropriate banking policies and procedures. After receiving final regulatory approvals, we anticipate beginning operations in a temporary facility located on our main Bank site in the fourth quarter of 2001. We expect to move into our permanent facility in the fourth quarter of 2002.

WHY WE ARE ORGANIZING A NEW BANK IN PAULDING COUNTY

     We believe that Paulding County represents a dynamic and unique market with a diversified and growing customer base. We also believe that the community will enthusiastically welcome and support a new locally owned and operated commercial bank. As a community bank, the Bank will be designed to serve the needs of the residents and small- to medium-sized businesses within this growing economy. In addition, we expect to attract significant business from Douglas County and the western part of Cobb County.

     The suburban neighborhoods of Dallas and Hiram have evolved into classic "bedroom communities" for people who work in Cobb County and the Atlanta metropolitan area, resulting in dramatic population growth in recent years. Based on U.S. Census 2000 information, Paulding County is the 7th fastest growing county in the United States and the 3rd fastest growing county in Georgia in terms of percent change in population between 1990 and 2000. Moreover, the population in Paulding County is projected to grow by more than 30% over the next 5 years, reaching 111,325 by 2005.

     Deposit growth at financial institutions in the market has also been very good over the past five years. Based on FDIC statistics, between June of 1996 and June of 2000 deposits grew at compound annual growth rate of 10.5% from $309 million in June of 1996 to $461 million in June of 2000. The organizers expect this trend to continue as the population and income figures in the county grow. This deposit base is dominated by three banks - Regions Bank, Community Trust Bank and Georgia State Bank - who are headquartered outside of our primary service area and collectively control more than 91% of the market's deposits.

     We believe that it is important for Paulding County to have a locally owned and locally managed community bank that is sensitive and responsive to the needs of the community. Further, we believe that there is an opportunity for the Bank to acquire significant market share by capitalizing on its position as the only independent community bank in the area and offering an alternative to the impersonal service that we believe is offered by many larger banks.

     We recognize that most of our competitors have substantially greater resources and lending limits than the Bank will have and provide other services, such as extensive and established branch networks and trust services, that the Bank does not expect to provide initially. As a result of these competitive factors, the Bank may have to pay higher interest rates to attract depositors or extend credit with lower interest rates to attract borrowers.

OFFICERS AND DIRECTORS

     Our management team is led by J. Michael Womble, the president and chief executive officer of the Company and the proposed president and chief executive officer of the Bank. Mr. Womble has over 13 years of experience in the Paulding County banking market as the former president and chief executive officer of the county's largest financial institution. He has experience in all facets of financial management as an accountant, banker, and successful entrepreneur.

     Kathy Hulsey will be the chief financial officer and senior vice president of the Company and the Bank. Ms. Hulsey is a Georgia certified public accountant with over 22 years of experience in financial services, including 17 years in the Paulding County market.

     Our board of directors consists of the following seven individuals, who are also the organizers and proposed directors of the Bank:

           -  J. Michael Womble             -  G. Wayne Kirby
           -  Johnny L. Blankenship         -  Claude K. Rainwater, Jr.
           -  William A. Carruth, Jr.       -  James C. Scott, Jr.
           -  Harold T. Echols

     All of the our directors are either lifelong residents of or have significant business ties to Paulding, Douglas and Cobb Counties. We believe that they are all well known and respected in the community and that they will be able to develop a loyal customer base. The directors will use their diverse backgrounds and their extensive local business relationships to attract customers from all segments of the community.

     Our directors intend to purchase an aggregate of 300,000 shares of the common stock offered by this prospectus. The 300,000 shares represent 40% of the minimum and 30% of the maximum number of shares to be sold in this offering. In addition, the Company will grant each director a warrant to purchase one share of common stock for each share he or she purchases in the offering. Given the intent of our directors to purchase an aggregate of 300,000 shares in this offering, we expect to issue our directors warrants to purchase 300,000 shares of common stock. The organizers may acquire additional shares of common stock, particularly if necessary to sell the minimum number of shares in this offering. In no event, however, will the Company issue warrants to purchase more than 300,000 shares of common stock.

PRODUCTS AND SERVICES

     The Bank will focus on community involvement and personal service while providing customers with the financial sophistication and array of products typically offered by a larger bank. The Bank's lending services will emphasize real estate related loans and include consumer loans and commercial loans to small- to medium-sized businesses and professional concerns. The Bank will offer a broad array of deposit services including demand deposits, regular savings accounts, money market deposits, certificates of deposit and individual retirement accounts. We will also provide additional services like ATM cards, debit cards, travelers checks, direct deposit, automatic transfers and courier services for targeted commercial clients. We intend to offer our services through a variety of delivery systems including automated teller machines and telephone banking. In the future, we intend to offer online banking services and may open additional branch offices.

PHILOSOPHY AND STRATEGY

     The Bank will operate as a full-service community bank emphasizing prompt, personalized customer service. All of the Bank's strategies will be based on one simple philosophy: THE CUSTOMER COMES FIRST. This philosophy will pervade every aspect of the Bank, and all goals and standards for the Bank will be set with this principle in mind. We believe that this philosophy, encompassing the service aspects of community banking, will distinguish the Bank from its competitors.

     To carry out our philosophy, our business strategy will involve the following:

     - Capitalizing on the directors' and officers' diverse community involvement, professional expertise, and personal and business contacts within our primary service area.

     - Hiring and retaining highly experienced and qualified banking personnel, preferably with established client relationships.

     - Providing individualized attention with consistent, local decision-making authority.

     - Utilizing technology and strategic outsourcing to provide a broad array of convenient products and services.

     - Attracting our initial customer base by offering highly competitive interest rates on our deposit accounts.

     - Positioning our main office in a highly visible location that is near major traffic arteries.

     -    Implementing an aggressive marketing program.

     - Capitalizing on our position as the only independent community bank in our service area.

THE OFFERING

Security. . . . . . . . . .   Common stock, $1.00 par value, of the Company

Offering Price. . . . . . .   $10.00 per share

Number of Shares Offered. .   Minimum 750,000
                              Maximum 1,000,000

Use of Proceeds . . . . . .   Subject to regulatory approval, the Company will
                              use the proceeds of this offering to pay organizational and pre-opening expenses and purchase all of the capital stock of the Bank. The
                              Bank, in turn, will use the proceeds to construct its main office; to provide working capital to be used for business purposes, including paying officers' and employees' salaries; and for making loans to customers and other investments. See "USE
                              OF PROCEEDS."

WE WILL HOLD THE SUBSCRIPTION FUNDS IN ESCROW

     As we cannot open the Bank without final regulatory approvals, we will place all the proceeds received from the offering with an independent escrow agent, First National Bank of Polk County. As escrow agent, First National Bank of Polk County will hold these funds until we raise a minimum of $7.5 million and the Bank has either satisfied or is in a position to satisfy all of the conditions upon which its preliminary approval from the Office of the Comptroller of the Currency is contingent. The organizers currently intend to close the offering on November 30, 2001. However, the organizers may, at their discretion, extend the offering for additional periods but not beyond one year following receipt of preliminary approval from the Office of the Comptroller of the Currency. The organizers also reserve the right to end the offering at any time after 750,000 shares have been subscribed for, if they determine that the total amount of subscriptions will provide adequate capitalization for the Company and the Bank after payment of expenses. If we fail to raise the minimum escrow amount or if the Bank fails to satisfy all of the conditions upon which its preliminary approval is contingent, our escrow agent will promptly refund your subscription in full with any interest earned.

HOW TO SUBSCRIBE

     PRELIMINARY NONBINDING SUBSCRIPTIONS. Each prospective investor who (together with the investor's affiliates) desires to purchase 200 or more shares should complete, date and sign the preliminary subscription agreement which accompanies this prospectus and return it as follows:

     BY HAND DELIVERY:                       MAIL DELIVERY
     ----------------                        -------------

     West Metro Financial Services, Inc.     West Metro Financial Services, Inc.
     Attn:  J. Michael Womble                Attn: J. Michael Womble
     361 Memorial Drive West                 P.O. Box 705
     Dallas, Georgia 30132                   Dallas, Georgia 30132

     Preliminary subscriptions are NOT binding on subscribers. Do NOT send payment for your shares at this time.

     When the Securities and Exchange Commission declares the registration statement relating to this prospectus effective, the Company will furnish a final prospectus to all subscribers together with an acknowledgement of subscription, a copy of which accompanies this prospectus. Upon receipt of the final prospectus, each subscriber will be asked to do the following:

     1.   Complete, date and sign the acknowledgement of subscription.

     2. Make a check payable to "First National Bank of Polk County - Escrow Account for West Metro Financial Services, Inc." in an amount equal to the subscription price of $10.00 times the number of shares subscribed for.

     3. Return the completed acknowledgement of subscription and check as indicated above.

     UPON THE RECEIPT BY THE COMPANY OF THE ACKNOWLEDGEMENT OF SUBSCRIPTION, THE PRELIMINARY SUBSCRIPTION AGREEMENT WILL BECOME BINDING AND IRREVOCABLE UNTIL THE CLOSE OF THIS OFFERING.

     If you have any questions about the offering or how to subscribe, please call J. Michael ("Mickey") Womble at West Metro Financial Services, Inc. at
(770) 505-5107. You should retain a copy of the completed preliminary subscription agreement and the acknowledgement of subscription for your records. See "The Offering" on page 11 for more information.

LOCATION OF OFFICES

     The address and phone number of our temporary executive offices are as follows:

                             361 Memorial Drive West
                              Dallas, Georgia 30132
                                 (770) 505-5107

     We anticipate moving into our temporary banking facility on the site of our future main office in November of 2001. Our permanent main office and executive offices will be located at:

                  Intersection of Macland Road and Highway 120
                              Dallas, Georgia 30157
                                 (770) 505-5107

     The organizers have selected a 3-acre site on the south side of Georgia Highway 120 just east of the intersection of Macland Road as the site of the Bank's main office. This site is centrally located between Dallas and Hiram, and we believe it is well suited to serve the Bank's target customers. Construction of our permanent facility is expected to begin three to six months after the close of this offering and completion is anticipated approximately three to six months thereafter. The permanent facility will be approximately 11,000 square feet and will include 3 drive-up windows and an automated teller machine.

                                  RISK FACTORS

     The following paragraphs describe what we believe are the material risks of an investment in the common stock. We may face other risks as well, which we have not anticipated. An investment in the common stock involves a significant degree of risk, and you should not invest in the common stock unless you can afford to lose your entire investment. Before deciding to invest in the common stock, please carefully read the entire prospectus, including the cautionary statement following the Risk Factors regarding the use of forward-looking statements.

WE HAVE NO OPERATING HISTORY UPON WHICH TO BASE AN ESTIMATE OF OUR FUTURE FINANCIAL PERFORMANCE.

     We do not have any operating history on which to base any estimate of our future earning prospects. West Metro Financial was only recently formed, and the Bank will not receive final approval from the Office of the Comptroller of the Currency to begin operations until after this offering is completed. Consequently, you will have no historical operating or financial information to help you decide whether to invest in the Company.

ANY DELAY IN BEGINNING THE BANK'S OPERATIONS WILL RESULT IN ADDITIONAL LOSSES.

     Any delay in opening the Bank for business will increase pre-opening expenses and postpone its realization of potential revenues. This will cause the accumulated deficit from pre-opening expenses to increase, because we must continue to pay salaries and other operating expenses. We expect to receive final regulatory approval and open for business in the fourth quarter of 2001.

IF WE DO NOT BECOME PROFITABLE, YOU MAY LOSE PART OR ALL OF YOUR INVESTMENT.

     Our profitability will depend on the Bank's profitability, and we can give no assurance of when or if First National will operate profitably. New banks incur substantial start-up expenses and are rarely profitable in their first year of operation. In some cases, new banks are not profitable for several years. If the Bank is ultimately unsuccessful, you may lose part or all of your investment in the common stock. In addition, the Bank's loans will initially be unseasoned - new loans to new borrowers. As a result, it will take several years to establish the borrowers' payment histories, making it more difficult to evaluate reliably the quality of the loan portfolio. See "Management's Discussion and Analysis of Financial Condition and Plan of Operations" on page 15.

FAILURE TO IMPLEMENT OUR BUSINESS STRATEGIES MAY ADVERSELY AFFECT OUR FINANCIAL PERFORMANCE.

     The organizers have developed a business plan that details the strategies we intend to implement in our efforts to achieve profitable operations. If we cannot implement our business strategies, we will be hampered in our ability to develop business and serve our customers, which could in turn have an adverse effect on our financial performance. Even if our business strategies are successfully implemented, they may not have the favorable impact on operations that we anticipate. See "Proposed Business of West Metro Financial and First National-Business Strategy" on page 21.

DEPARTURES OF OUR KEY PERSONNEL OR DIRECTORS MAY IMPAIR OUR OPERATIONS.

     If any of our executive officers or other key personnel leave the Bank, our operations may be adversely affected. In particular, we believe that retaining
J. Michael Womble is important to our success. Mr. Womble has been instrumental in our organization and will be the key management official in charge of our daily business operations. If he leaves his position as president and chief executive officer of the Bank, for any reason, our financial condition and results of operations may suffer. We have entered into a three-year employment agreement with Mr. Womble but cannot assure his continued service.
Additionally, our directors' community involvement, diverse backgrounds and extensive local business relationships are important to our success. If the composition of our board of directors changes materially, our banking business may suffer. See "Management" on page 26.

WE MAY HAVE TO PAY HIGHER INTEREST RATES TO ATTRACT DEPOSITORS OR CHARGE LOWER INTEREST RATES TO ATTRACT BORROWERS BECAUSE OF THE STRONG COMPETITION FROM OTHER FINANCIAL INSTITUTIONS IN OUR PRIMARY SERVICE AREA.

     The banking business is highly competitive, and our profitability will depend on our ability to attract depositors and borrowers. The Bank will compete with numerous other lenders and deposit-takers in our area, including other commercial banks, savings and loan associations and credit unions. If this competition forces us to offer aggressive loan and deposit rates, our net interest margin will be diminished. This may decrease our net interest income and adversely affect our financial performance and results of operations. Many of our competitors are larger than we will be and have greater financial and personnel resources. Many of our competitors have established customer bases and offer services, such as extensive and established branch networks and trust services, that we either do not expect to provide or will not provide for some time. Also, some of these institutions are not subject to the same degree of regulation as we will be. See "Proposed Business of the Company and the Bank-Competition" on page 20 and "Supervision and Regulation" on page 39.

LOWER LENDING LIMITS THAN MANY OF OUR COMPETITORS MAY LIMIT OUR ABILITY TO ATTRACT BORROWERS.

     During its initial years of operations, First National's legally mandated lending limits will be lower than those of many of our competitors because we will have less capital than many of our competitors. Our lower lending limits may discourage potential borrowers who have lending needs that exceed our limits, which may restrict our ability to establish relationships with larger businesses in our area. We plan to serve the needs of these borrowers by selling loan participations to other institutions, but this strategy may not succeed. See "Proposed Business of West Metro Financial and First National-Lending Services-Lending Limits" on page 23.

GOVERNMENT REGULATION MAY HAVE AN ADVERSE EFFECT ON OUR PROFITABILITY AND
GROWTH.

     We are subject to extensive government supervision and regulation. Our ability to achieve profitability and to grow could be adversely affected by state and federal banking laws and regulations that limit the manner in which we make loans, purchase securities, and pay dividends. These regulations are intended primarily to protect depositors, not shareholders. In addition, the burden imposed by federal and state regulations may place us at a competitive disadvantage compared to competitors who are less regulated. Future legislation or government policy may also adversely affect the banking industry or our operations. In particular, various provisions of the Gramm-Leach-Bliley Act, which took effect on March 11, 2000, eliminate many of the federal and state law barriers to affiliations among banks and securities firms, insurance companies, and other financial services providers. We believe the elimination of these barriers may significantly increase competition in our industry. See "Supervision and Regulation" on page 39.

YOU MAY BE DEPRIVED OF AN OPPORTUNITY TO SELL YOUR SHARES AT A PREMIUM OVER MARKET PRICES BECAUSE GEORGIA STATE LAW AND OUR ARTICLES OF INCORPORATION LIMIT THE ABILITY OF OTHERS TO ACQUIRE US.

     In many cases, shareholders receive a premium for their shares when a company is purchased by another. Under Georgia law, however, no bank holding company may acquire control of West Metro Financial until the Bank has been in business for five years. In addition, our articles of incorporation authorize the Company to issue preferred stock, the existence of which could impede a takeover of the Company without the approval of our board of directors. This is because the board of directors could issue shares of preferred stock to persons friendly to current management, which could render more difficult or discourage any attempt to gain control of the Company through a proxy contest, tender offer, merger or otherwise.

CHANGES IN INTEREST RATES MAY DECREASE OUR NET INTEREST INCOME.

     Our profitability depends substantially on the Bank's net interest income, which is the difference between the interest income earned on its loans and other assets and the interest expense paid on its deposits and other liabilities. A large change in interest rates may significantly decrease our net interest income and eliminate our profitability. Most of the factors that cause changes in market interest rates, including economic conditions, are beyond our control. While we intend to take measures to minimize the effect that changes in interest rates will have on our net interest income and profitability, these measures may not be effective. See "Management's Discussion and Analysis of Financial Condition and Plan of Operations-Liquidity and Interest Rate Sensitivity" on page 17.

AN ECONOMIC DOWNTURN, ESPECIALLY ONE AFFECTING OUR PRIMARY SERVICE AREA, MAY HAVE AN ADVERSE EFFECT ON OUR FINANCIAL PERFORMANCE.

     As a holding company for a community bank, our success will depend on the general economic condition of the region in which we operate, which we cannot
forecast with certainty.   Unlike many of our larger competitors, the majority
of the Bank's borrowers and depositors will be individuals and small- to medium-sized businesses located or doing business in Paulding County. As a result, our operations and profitability may be more adversely affected by a local economic downturn than those of our larger, more geographically diverse competitors. Factors that adversely affect the economy in Paulding County could reduce our deposit base and the demand for our products and services, which may decrease our earnings. For example, an adverse change in the local economy could make it more difficult for borrowers to repay their loans, which could lead to loan losses for the Bank. See "Proposed Business of West Metro Financial and First National" on page 18.

OUR ABILITY TO PAY DIVIDENDS TO OUR SHAREHOLDERS IS LIMITED.

     West Metro Financial will initially have no source of income other than dividends that it receives from the Bank. Hence, our ability to pay dividends to our shareholders will depend on the Bank's ability to pay dividends to the Company. Additionally, bank holding companies and national banks are both subject to significant regulatory restrictions on the payment of cash dividends. In light of these restrictions and our plans to build capital, it will be our policy to reinvest earnings for an undetermined period of time. As a result, we do not plan to pay dividends until we recover any losses that we may have incurred and become profitable. Our future dividend policy will depend on our earnings, capital requirements, financial condition and other factors that the boards of directors of the Company and the Bank consider relevant. See "Dividends" on page 15.

THE ARBITRARILY DETERMINED PRICE FOR THIS OFFERING MAY BE HIGHER OR LOWER THAN THE MARKET PRICE OF OUR COMMON STOCK AFTER THE OFFERING.

     Due to our lack of operating history, we could not set our offering price of $10.00 per share with reference to historical measures of the Company's financial performance. Therefore, we set the offering price arbitrarily. We did not retain an independent investment banking firm to assist in determining the offering price, and the price bears no relationship to the Company's assets, book value, net worth or any other recognized criteria of value.

IT IS UNLIKELY THAT AN ACTIVE TRADING MARKET FOR OUR STOCK WILL DEVELOP.

     There is no public trading market for the Company's common stock, and an active trading market is not likely to develop after the offering. If an active trading market does not develop, you may not be able to sell your shares at or above the offering price of $10.00 price per share. You should consider carefully the limited liquidity of this investment before purchasing any shares of the common stock.

EXERCISE OF WARRANTS AND STOCK OPTIONS WILL CAUSE DILUTION OF YOUR OWNERSHIP IN THE COMPANY.

     Our organizers and proposed directors, executive officers, or other employees may exercise their warrants or options to purchase common stock, which would result in the dilution of your proportionate ownership interest in the Company. The Company's articles of incorporation authorize it to issue up to 10,000,000 shares of common stock, $1.00 par value, of which a minimum of 750,000 and a maximum of 1,000,000 shares will be issued in this offering. Each organizer of the Company will receive a warrant to purchase one share of common stock for every share he or she purchases in this offering. Since our organizers intend to purchase an aggregate of 300,000 shares of common stock in this offering, we expect to issue them warrants to purchase an aggregate of 300,000 shares of common stock. The Company will also grant Mr. Womble, the proposed president and chief executive officer of the Bank, an option to purchase 21,000 shares of common stock under our 2001 Stock Incentive Plan. We have reserved 55,000 shares of common stock for issuance under our 2001 Stock Incentive Plan, which includes the 21,000 shares subject to Mr. Womble's option. See "Executive Compensation" beginning on page 31.

     We believe that the grant of warrants and stock options to our organizers, directors, officers, and key employees will give them a proprietary interest in the Company and will encourage them to work for the long-term growth and profitability of the Company and the Bank. However, the exercise of these warrants and stock options will cause dilution of your ownership interest in the Company. In addition, holders of the warrants and stock options will be able to profit from any rise in the market value of our common stock or any increase in our net worth. Exercise of the warrants and stock options could also adversely affect the terms on which we are able to obtain additional capital. For example, the holders of the warrants and stock options could exercise them when we could have obtained capital by offering additional securities on terms more favorable to the Company than those provided by the warrants or stock options.

WE MAY NOT BE ABLE TO RAISE ADDITIONAL CAPITAL ON TERMS FAVORABLE TO US.

     In the future, should we need additional capital to support our business, expand our operations or maintain our minimum capital requirements, we may not be able to raise additional funds through the issuance of additional shares of common stock or other securities. Even if we are able to obtain capital through the issuance of additional shares of common stock or other securities, the sale of these additional shares could significantly dilute your ownership interest and may be made at prices lower than the price we are selling shares in this offering. In addition, the holders of warrants or options could exercise them at a time when we could otherwise obtain capital by offering additional securities on terms more favorable to us than those provided by the warrants or options.

OUR BOARD OF DIRECTORS IS AUTHORIZED TO ISSUE ADDITIONAL SHARES OF COMMON STOCK AND SHARES OF PREFERRED STOCK WHICH, IF ISSUED, MAY DILUTE YOUR OWNERSHIP INTEREST, REDUCE THE MARKET PRICE OF OUR COMMON STOCK AND ADVERSELY AFFECT YOUR VOTING RIGHTS.

     Our board of directors is authorized by our articles of incorporation to issue additional shares of common stock and shares of preferred stock without the consent of our shareholders. If we issue additional shares of common stock after the close of the offering, your percentage interest in the Company would
be diluted.   Additionally, preferred stock, when issued, may rank senior to common stock with respect to voting rights, payment of dividends, and amounts received by shareholders upon liquidation, dissolution or winding up. The existence of rights that are senior to common stock may reduce the price of our shares of common stock. Other than the issuance of common stock subject to warrants and options granted to our organizers and executive officers, we do not have any current plans to issue any shares of common stock or preferred stock after the close of the offering.

OUR DIRECTORS AND OFFICERS COULD HAVE THE ABILITY TO INFLUENCE SHAREHOLDER ACTIONS IN A MANNER THAT MAY BE ADVERSE TO YOUR PERSONAL INVESTMENT OBJECTIVES.

     Due to their significant ownership interests, our directors and executive officers will be able to exercise significant control over the management and affairs of the Company and the Bank. For example, our directors and executive officers may be able to influence the outcome of director elections or block significant transactions, such as a merger or acquisition, that might otherwise be approved by the shareholders. Immediately following this offering, we anticipate that our directors and executive officers will own 300,000 shares of common stock, which represents 40% of the minimum and 30% of the maximum number of shares to be sold in this offering. Additionally, we will be issuing warrants and options to our directors and executive officers. Although, by their terms, the warrants and stock options are not immediately exercisable, if our directors and executive officers exercised all of their warrants and options, they would own shares representing as much as 58% of our then existing outstanding common stock. Consequently, our directors and executive officers, as a group, may hold enough shares to effectively block a potential merger or acquisition, or any other important matter requiring the affirmative vote of two-thirds of our outstanding common stock, and may significantly influence the outcome of a vote on any other matter. See "Selected Provisions of the Articles of Incorporation and Bylaws" on page 37.


                  CAUTION REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements concerning the Company and the Bank and their operations, performance, financial conditions and likelihood of success. Forward-looking statements are based on many assumptions and estimates, and include statements about the competitiveness of the banking industry, potential regulatory obligations, our business strategies and other statements that are not historical facts. When used in this prospectus, the words "may," "would," "could," "will," "expect," "anticipate," "believe," "intend," "plan" and "estimate," and similar expressions generally identify forward-looking statements. Because forward-looking statements involve risks and uncertainties that are beyond our control, actual results may differ materially from those expressed in the forward-looking statements. The most significant of these risks, uncertainties and other factors are discussed under the heading "Risk Factors" beginning on page 6 of this prospectus. We urge you to carefully consider these factors prior to making an investment in our common stock.


                                  THE OFFERING

TERMS OF THE OFFERING

     GENERAL. The Company is offering a minimum of 750,000 shares and a maximum of 1,000,000 shares of its common stock for a price of $10.00 per share, for an aggregate minimum price of $7,500,000 and an aggregate maximum price of $10,000,000. The minimum purchase for any investor (together with the investor's affiliates) is 200 shares of common stock ($2,000) unless the Company, in its sole discretion, accepts a subscription for a lesser number of shares.

     ORGANIZERS' SUBSCRIPTIONS. The organizers of the Company intend to purchase an aggregate of 300,000 shares of common stock in the offering at a price of $10.00 per share. This represents 40% of the minimum and 30% of the maximum number of shares to be sold. However, the organizers may acquire additional shares of the common stock, particularly if additional subscriptions are necessary to achieve the minimum subscription level at which the proceeds may be released from escrow.

     OFFERING PERIOD. The offering period for the shares will end when all of the shares of the common stock are sold or at 5:00 p.m. eastern standard time on November 30, 2001, whichever occurs first. However, the organizers may, at their discretion, extend the offering for additional periods but not beyond one year following receipt of preliminary approval from the Office of the Comptroller of the Currency. The organizers also reserve the right to end the offering at any time after 750,000 shares have been subscribed for, if they determine that the total amount of subscriptions will provide adequate capitalization for the Company and the Bank after payment of expenses. We will promptly notify subscribers of any extensions. The date on which this offering ends, plus any extensions of the offering, is referred to in this prospectus as the "Expiration Date."

     PRELIMINARY SUBSCRIPTION AGREEMENT. As indicated below under "How to Subscribe," each prospective investor should complete and return a preliminary subscription agreement for shares of the common stock. The preliminary subscription agreements are not binding and prospective investors should not send payment for shares at this time.

     ACKNOWLEDGEMENT OF SUBSCRIPTION. Once the Securities and Exchange Commission declares the registration statement relating to this prospectus effective, each subscriber will receive a final prospectus and an acknowledgement of subscription form. Subscribers will be asked to sign and return the acknowledgement of subscription form and to deliver to the Escrow Agent, a check in the amount of $10.00 times the number of shares for which they wish to subscribe.

     COMPANY DISCRETION. We reserve the right, in our sole discretion, to accept or reject any subscription, in whole or in part, on or before the Expiration Date. If the offering is over-subscribed, we plan to give preference to subscribers who are residents of Paulding County, our principal market area. We also reserve the right to accept subscriptions on a first-come, first-served basis or on a prorated basis if we receive subscriptions for more than 1,000,000 shares. We will notify all subscribers within ten business days after the Expiration Date whether their subscriptions have been accepted. If we do not accept all or a portion of a subscription, we will also return the unaccepted portion of the subscription funds, without interest.

     ESCROW. We will promptly deposit all offering proceeds in an escrow account with the Escrow Agent. The Escrow Agent will invest the subscription proceeds directly in, or in a mutual fund consisting solely of, United States government securities and/or in deposit accounts or certificates of deposit that are fully insured by the FDIC or another agency of the United States government. The Escrow Agent will not investigate the desirability or advisability of an investment in the Company and has not approved, endorsed, or passed upon the merits of the common stock.

     RELEASE FROM ESCROW. Subscription proceeds will be released from escrow to the Company upon the occurrence of all of the following events:

     - The Company has received subscriptions and subscription proceeds for an aggregate of at least 750,000 shares of common stock;

     - The Company has satisfied or made adequate provisions for satisfying all of the conditions that the Office of the Comptroller of the Currency and the FDIC may impose prior to the opening of the Bank.

     If the Company has not received subscriptions and subscription proceeds for an aggregate of at least 750,000 shares of common stock by the Expiration Date, then the subscription agreements will be of no further force or effect, and the full amount of all subscription funds, with interest, will be returned to the subscribers within five business days after the Expiration Date.

     PLAN OF DISTRIBUTION. The organizers will make offers and sales of the common stock on behalf of the Company. The organizers will receive no commissions or other remuneration in connection with these activities, but they will be reimbursed for their reasonable expenses. The Company may also use the services of brokers and/or dealers to help sell the common stock. The Company has no present arrangements or agreements with any brokers or dealers with respect to this offering.

HOW TO SUBSCRIBE

     PRELIMINARY NONBINDING SUBSCRIPTIONS. Each prospective investor who (together with the investor's affiliates) desires to purchase 200 or more shares should complete, date and sign the preliminary subscription agreement which accompanies this prospectus and return it as follows:

     BY HAND DELIVERY:                       MAIL DELIVERY
     ----------------                        -------------

     West Metro Financial Services, Inc.     West Metro Financial Services, Inc.
     Attn:  J. Michael Womble                Attn: J. Michael Womble
     361 Memorial Drive West                 P.O. Box 705
     Dallas, Georgia 30132                   Dallas, Georgia 30132

     Preliminary subscriptions are NOT binding on subscribers. Do NOT send payment for your shares at this time.

     When the Securities and Exchange Commission declares the registration statement relating to this prospectus effective, the Company will furnish a final prospectus to all subscribers together with an acknowledgement of subscription, a copy of which accompanies this prospectus. Upon receipt of the final prospectus, each subscriber will be asked to do the following:

     1.   Complete, date and sign the acknowledgement of subscription.

     2. Make a check payable to "First National Bank of Polk County - Escrow Account for West Metro Financial Services, Inc." in an amount equal to the subscription price of $10.00 times the number of shares subscribed for.

     3. Return the completed acknowledgement of subscription and check as indicated above.

     UPON THE RECEIPT BY THE COMPANY OF THE ACKNOWLEDGEMENT OF SUBSCRIPTION, THE PRELIMINARY SUBSCRIPTION AGREEMENT WILL BECOME BINDING AND IRREVOCABLE UNTIL THE EXPIRATION DATE.

                                    WARRANTS

     In recognition of the efforts made and financial risks undertaken by the organizers in organizing the Company and the Bank and in recognition of the services they will provide as directors of the Bank, the Company will issue to each of its organizers a warrant to purchase one share of the Company's common stock for every share he or she purchases in this offering. The issuance of the warrants is subject to regulatory approval and various conditions. The warrants will vest in one-third annual increments beginning on the first anniversary of the date that the Company first issues its common stock. Vested warrants will be exercisable for the ten-year period following the date that the Company first issues its common stock or for 90 days after a warrant holder ceases to be a director or a senior executive officer of the Company, whichever period is shorter. The warrants will be exercisable at an exercise price equal to $10.00 per share, subject to limitations. For example, if the exercise of a warrant will cause the warrant holder to beneficially own more than 10% of the common stock of the Company, the exercise of the warrant may be subject to prior approval by the Office of the Comptroller of the Currency. Additionally, if the Bank's capital falls below the minimum level determined by the Office of the Comptroller of the Currency, we may be directed to require our organizers to exercise or forfeit their warrants.


     The organizers of the Company intend to purchase an aggregate of 300,000 shares of common stock at a price of $10.00 per share. This represents 40% of the minimum and 30% of the maximum number of shares to be sold in this offering. Consequently, we expect to issue our organizers warrants to purchase an aggregate of 300,000 shares of common stock. The organizers may acquire additional shares of common stock, particularly if necessary to sell the minimum number of shares in this offering. In no event, however, will the Company issue warrants to purchase more than 300,000 shares of common stock.

                                 USE OF PROCEEDS

     We anticipate that the total proceeds of our offering will be a minimum of $7.5 million and a maximum of $10.0 million. The following tables summarize the anticipated use of the proceeds by the Company and the Bank, respectively, based on the sale of the minimum and maximum number of shares being offered by this prospectus. These figures are estimates based on information currently available. Accordingly, actual results may vary.

                                USE OF PROCEEDS BY THE COMPANY

                                              Minimum Offering         Maximum Offering
                                          -----------------------  -------------------------

                                          (750,000 Shares)    %    (1,000,000 Shares)    %
                                          ----------------  -----  ------------------  -----

Gross proceeds from offering              $      7,500,000  100.0  $       10,000,000  100.0

Organizational and pre-opening expenses   $        273,000    3.6  $          273,000    2.7

Offering expenses                         $         60,000    0.8  $           60,000    0.6

Investment in capital stock of the Bank   $      7,000,000   93.3  $        9,500,000   95.0
                                          ----------------  -----  ------------------  -----

Remaining proceeds                        $        167,000    2.2  $          167,000    1.7
                                          ================  =====  ==================  =====

     As shown, we will use a minimum of $7.0 million and a maximum of $9.5 million to capitalize the Bank. We will initially invest the remaining net proceeds in United States government securities or deposit them with the Bank. In the long-term, we will use the remaining proceeds for operational expenses and other general corporate purposes.

                           USE OF PROCEEDS BY THE BANK

     The following table shows the anticipated use of the proceeds allocated to the Bank. These proceeds will be in the form of an investment in the Bank's common stock by the Company.

                                                       Minimum Offering          Maximum Offering
                                                   -----------------------  -------------------------

                                                   (750,000 Shares)    %    (1,000,000 Shares)    %
                                                   ----------------  -----  ------------------  -----

Investment by Company in the Bank's                $      7,000,000  100.0  $        9,500,000  100.0
common stock

Purchase of land for Bank's main office            $        550,000    7.9  $          550,000    5.8

Construction of main office                        $      1,500,000   21.4  $        1,500,000   15.8

Furniture, fixtures and equipment for main office  $        424,350    6.0  $          424,350    4.5

Purchase and renovation of temporary facility      $        160,000    2.3  $          160,000    1.7

Funds to be used for loans to customers,           $      4,365,650   62.4  $        6,865,650   72.3
for investment and for other general purposes

     Organizational and pre-opening expenses include costs related to the incorporation process, consulting fees, legal and accounting fees, and officers' and employees' salaries and benefits. Until we apply the net proceeds of this offering to the specific purposes described above, we plan to invest them in short-term, investment-grade securities, federal funds, certificates of deposit or guaranteed obligations of the United States government.

LINES OF CREDIT

     The organizers have established a working capital line of credit in the amount of $500,000 with First National Bank of Polk County. This line of credit bears a rate of interest at the prime rate minus 0.5% and is guaranteed by each of the organizers. Interest and principal are due at the maturity date of July 20, 2002. The Company will repay the line of credit from the proceeds of the offering.


                                 CAPITALIZATION

     The following table shows the Company's capitalization as of July 31, 2001 and its pro forma consolidated capitalization, as adjusted to give effect to the receipt of the net proceeds from the sale of a minimum of 750,000 shares and a maximum of 1,000,000 shares of common stock in the offering.

     Upon the Company's incorporation, J. Michael Womble, president and chief executive officer of the Company, purchased one share of common stock at a price of $10.00. The Company will redeem this share for $10.00 upon the issuance of shares in this offering. The number of shares shown as outstanding after giving effect to the offering, and the book value of those shares, do not include shares of common stock issuable upon the exercise of the warrants held by the organizers or stock options issuable under our stock incentive plan. For additional information regarding the number and terms of these warrants and options, see "Executive Compensation-Organizers' Warrants" on page 32 and "Executive Compensation -Stock Incentive Plan" on page 33.

                                                      JULY 31, 2001      MINIMUM        MAXIMUM
SHAREHOLDERS EQUITY                                      ACTUAL        AS ADJUSTED    AS ADJUSTED
---------------------------------------------------  ---------------  -------------  -------------

Preferred stock, no par value, 2,000,000 shares
  authorized; no shares issued or outstanding                    --             --             --

Common stock, $1.00 par value, 10,000,000
  shares authorized; 1 share issued and
  outstanding; 750,000 and 1,000,000 shares,
  respectively, issued and outstanding as adjusted   $            1   $    750,000   $  1,000,000

Additional paid-in capital                                        9      6,690,000      8,940,000

Deficit accumulated during the development
  stage                                                  (78,305)(1)   (273,000)(2)   (273,000)(2)
                                                     ---------------  -------------  -------------

          Total shareholders' equity                 $      (78,295)  $  7,167,000   $  9,667,000
                                                     ===============  =============  =============

Book value per share (3)                                 N/A          $       9.56   $       9.67
                                                     ===============  =============  =============

____________________
(1) This deficit reflects pre-opening expenses incurred through July 31, 2001, consisting primarily of legal and consulting fees.

(2) The "As Adjusted" accumulated deficit results from estimated pre-opening and organizational expenses of $273,000, including legal, accounting and printing expenses and registration fees. Actual pre-opening and organizational expenses may be higher and may therefore increase the deficit accumulated during the pre-opening stage and further reduce shareholders' equity.

(3) After giving effect to the receipt of the net proceeds from this offering, there is an immediate dilution in the book value per share of $0.44, if we sell 750,000 shares and $0.33 if we sell 1,000,000 shares, resulting from the recognition of pre-opening, organizational and offering expenses.


                                    DIVIDENDS

     Initially, we intend to retain all of our earnings to support our operations and to expand our business. Additionally, we are subject to significant regulatory restrictions on the payment of cash dividends. In light of these restrictions and our need to retain and build capital, we do not plan to pay dividends until we become profitable and recover any losses incurred during our initial operations. Our payment of future dividends and our dividend policy will depend on our earnings, capital requirements and our financial condition, as well as other factors that our board of directors considers relevant. See "Supervision and Regulation-Payment of Dividends" on page 45.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                             AND PLAN OF OPERATIONS


     The Company's financial statements and related notes, which are included in this prospectus, provide additional information relating to the following discussion of our financial condition. See "Index to Financial Statements."

     The Company was incorporated on May 9, 2001 to serve as a holding company for First National Bank West Metro, a national bank in organization. Since we organized, our main activities have been:

     -    seeking, interviewing and selecting our directors and officers;
     -    preparing our business plan;
     -    securing a line of credit;
     -    applying for a national bank charter;
     -    applying for FDIC deposit insurance;
     -    applying to become a bank holding company; and
     -    raising equity capital through this offering.

     From our inception on May 9, 2001 up to the close of the offering, the Company's operations have been and will continue to be funded through a line of credit from First National Bank of Polk County. At July 31, 2001 the total amount available on the line of credit was $500,000, none of which was outstanding. All of our organizers have guaranteed a portion of the line of credit. The line of credit bears interest at 0.5% less than the prime rate, as published in the Money Rates section of The Wall Street Journal, and is due on July 20, 2002. The Company plans to repay the line of credit after the close of the offering.

FINANCIAL RESULTS

     From May 9, 2001 through July 31, 2001 the net loss amounted to $78,305. The estimated net loss for the period from May 9, 2001 through the anticipated opening date of the Bank is $273,000, which is attributable to the following estimated expenses:

          Officers' and employees' compensation .  $160,000
          Legal, consulting and professional fees    52,000
          Other pre-opening expenses. . . . . . .    61,000
                                                   --------
          Total                                    $273,000
                                                   ========

OFFICES

     We intend to open for business in a temporary modular facility on the site of our future main office. Construction of our main office is expected to begin three to six months after the close of this offering and completion is anticipated three to six months thereafter. When complete, the main office will be approximately 11,000 square feet and will include three drive-up windows and an automated teller machine. The purchase price for the land is $550,000, and the estimated construction cost of the main office is $1.5 million.

LIQUIDITY AND INTEREST RATE SENSITIVITY

     Since the Company has been in the organizational stage, there are no results of operations to present at this time. Nevertheless, once the Bank begins operations, net interest income, the Company's primary source of earnings, will fluctuate with significant interest rate movements. To lessen the impact of these fluctuations, we intend to structure the balance sheet so that repricing opportunities exist for both assets and liabilities in roughly equal amounts at approximately the same time intervals. Imbalances in these repricing opportunities at any point in time constitute interest rate sensitivity.

     Interest rate sensitivity refers to the responsiveness of interest-bearing assets and liabilities to change in market interest rates. The rate sensitive position, or "gap," is the difference in the volume of rate sensitive assets and liabilities at a given time interval. The general objective of gap management is to actively manage rate sensitive assets and liabilities in order to reduce the impact of interest rate fluctuations on the net interest margin. We will generally attempt to maintain a balance between rate sensitive assets and liabilities as the exposure period is lengthened to minimize the Bank's overall interest rate risk.

     We will regularly evaluate the balance sheet's asset mix in terms of several variables:

     -    yield
     -    credit quality
     -    appropriate funding sources
     -    liquidity

To effectively manage the balance sheet's liability mix, we plan to focus on expanding our deposit base and converting assets to cash as necessary.

As the Bank continues to grow, we will continuously structure its rate sensitivity position in an effort to hedge against rapidly rising or falling interest rates. The Bank's asset and liability committee will meet on a quarterly basis to develop a strategy for the upcoming period. Liquidity represents the ability to provide steady sources of funds for loan commitments and investment activities, as well as to maintain sufficient funds to cover deposit withdrawals and payment of debt and operating obligations. We can obtain these funds by converting assets to cash or by attracting new deposits. The Bank's ability to maintain and increase deposits will serve as its primary source of liquidity.

     Other than this offering, we know of no trends, demands, commitments, events or uncertainties that should result in or are reasonably likely to result in the Company's liquidity increasing or decreasing in any material way in the foreseeable future.

CAPITAL ADEQUACY

     There are now two primary measures of capital adequacy for banks and bank holding companies: (1) risk-based capital guidelines and (2) the leverage ratio.

     The risk-based capital guidelines measure the amount of a bank's required capital in relation to the degree of risk perceived in its assets and its off-balance sheet items. Under the risk-based capital guidelines, capital is divided into two "tiers." Tier 1 capital consists of common shareholders' equity, noncumulative and cumulative perpetual preferred stock and minority interests. Goodwill is subtracted from the total. Tier 2 capital consists of the allowance for loan losses, hybrid capital instruments, term subordinated debt and intermediate term preferred stock. Banks are required to maintain a minimum risk-based capital ratio of 8.0%, with at least 4.0% consisting of Tier 1 capital.

     The second measure of capital adequacy relates to the leverage ratio. The Office of the Comptroller of the Currency has established a 3.0% minimum leverage ratio requirement. The leverage ratio is computed by dividing Tier 1 capital into total assets. In the case of the Bank and other banks that are experiencing growth or have not received the highest regulatory rating from their primary regulator, the minimum leverage ratio should be 3.0% plus an additional cushion of at least 1% to 2%, depending upon risk profiles and other factors.


          PROPOSED BUSINESS OF WEST METRO FINANCIAL AND FIRST NATIONAL

BACKGROUND

     THE COMPANY. We incorporated West Metro Financial as a Georgia corporation on May 9, 2001 to serve as a bank holding company that will own 100% of the capital stock of the Bank. The Company plans to use a minimum of $7.0 million and a maximum of $9.5 million of the net proceeds of this offering to purchase the capital stock of the Bank. Initially, we will have no business operations other than owning and managing the Bank.

As part of our organization, we intend to file an application with the Federal Reserve to become a bank holding company. We have chosen this holding company structure because we believe it will provide flexibility that would not otherwise be available. With a holding company structure, we may assist the Bank in maintaining its required capital ratios by borrowing money and contributing the proceeds of that debt to the Bank as primary capital. Additionally, under provisions of the Gramm-Leach-Bliley Act, which took effect March 11, 2000, a holding company may engage in activities that are financial in nature or incidental or complementary to a financial activity, including some insurance transactions, real estate development activities and merchant banking activities, in which the Bank will be prohibited from engaging. Although we do not presently intend to engage in other activities, we will be able to do so with a proper notice to or filing with the Federal Reserve if we believe that there is a need for these services in our market area, that we can be successful in these activities and that these activities could be profitable. See "Supervision and Regulation-The Company" on page 39.

     THE BANK. On June 7, 2001 we filed an application with the Office of the Comptroller of the Currency to organize the Bank and that application is currently pending. In order to receive final approval, we will be required to capitalize the Bank with a minimum of $7.0 million, receive approval of our application to the FDIC for deposit insurance and implement appropriate banking policies and procedures. After receiving all necessary regulatory approvals, we anticipate beginning operations in a temporary facility located on our main bank site in the fourth quarter of 2001, and we expect to move into our permanent facility in the fourth quarter of 2002.

MARKET OPPORTUNITIES

     PRIMARY SERVICE AREA. The Bank's primary service area will be Paulding County, Georgia including the cities of Dallas and Hiram. The organizers estimate that the Bank will draw most of its customer deposits and conduct most of its lending transactions from and within its primary service area. In addition, we expect to attract significant business from Douglas County and the western part of Cobb County.

     The primary service area represents a diverse market with a dynamic, growing population and economy. The attractive suburban neighborhoods of Dallas and Hiram have evolved into classic "bedroom communities" for people who work in Cobb County and the Atlanta metropolitan area. In addition, Paulding County's tremendous population growth in recent years has lead to growth in the local service economy and the organizers expect this trend to continue. We believe that the community will enthusiastically welcome and support a new locally owned and operated commercial bank.

     LOCAL ECONOMY. We believe that Paulding County represents a dynamic and unique market with a diversified and growing customer base. We also believe that the primary service area presents an environment that will support the Bank's formation and growth. As a community bank, the Bank will be designed to serve the needs of the residents and small- to medium-sized businesses within this growing economy.

     According to figures from the Georgia Department of Labor for April 2001, the unemployment rate in Paulding County was 1.9 percent compared to 2.9 percent for the Atlanta MSA and 3.5 for the state of Georgia. As expected of a suburban, "bedroom community," the majority of Paulding County's workforce works outside the county. However, as illustrated by the following list of Paulding County's top employers, the local economy is diverse and growing.

       Employer         # Employees  Product or Industry
----------------------  -----------  -------------------

Board of Education            1,800  Education
Wal-Mart                        495  Retail
Board of Commissioners          487  Government
WellStar Health System          250  Healthcare
Shaw Industries                 225  Carpet Manufacturer
Aiken Grading                   168  Commercial Site Development
MG International                165  Automobile Parts Manufacturer
Home Depot                      162  Building Supplies Retailer
Hardy Dealerships               160  Automobile Dealership

     According to CACI Marketing Systems, Inc., personal and family income figures in Paulding County have grown steadily over the last decade. In 2000, median household income in Paulding County was $51,163 and average household income was $59,289. These figures compare favorably with the median and average household income figures for Georgia, which were $43,178 and 59,211, respectively. In addition, household income and per capita income are expected to grow in Paulding County between 2000 and 2005 at a greater rate than the overall rate for the state of Georgia. Between 2000 and 2005, per capita income in Paulding County is expected to grow at an annual rate of 6.3% and the median and average household income are projected to grow to $64,226 and $78,335 by 2005, respectively.

     POPULATION. Based on U.S. Census 2000 information, Paulding County is the 7th fastest growing county in the United States and the 3rd fastest growing county in Georgia in terms of percent change in population between 1990 and 2000. According to CACI, between 1990 and 2000, the population more than doubled from 41,611 to an estimated 84,917. Over the next five years, CACI projects that the population in Paulding County will continue to experience very strong growth and will increase by more 30% to 111,325 by 2005.

     COMPETITION. As of June 30, 2000, bank and thrift deposits in the primary service area totaled $461 million. Although seven banks operate 13 branches in the primary service area, three banks - Regions Bank, Community Trust Bank and Georgia State Bank - dominate the market and collectively control more than 91% of the market's deposits.

     Regions Bank, an Alabama-based, multi-state banking organization, is the market leader with a 65% deposit market share and will be the Bank's primary competition. Regions entered the market in 1996 when it completed its acquisition of First National Bancorp, Gainesville, Georgia, the parent of First National Bank of Paulding County. J. Michael Womble, our proposed president and chief executive officer, was formerly the president and chief executive officer of First National Bank of Paulding County and served as chairman of the local board of the West Metro division of Regions Bank until March of this year when he resigned to organize the Bank. In addition, two of our directors, William A. Carruth, Jr. and Johnny L. Blankenship, served as directors of the local board of the West Metro division of Regions Bank, and another of our directors, Harold
T. Echols, was married to Becky Echols, former president of the West Metro division of Regions Bank, until her untimely passing in 2000.

     Community Trust Bank has the second leading market share with almost 22% of the deposits in the market. It was established February 2, 1988 as a de novo community bank based in Hiram and was subsequently acquired by GB&T Bancshares, Inc., a Gainesville, Georgia based multi-bank holding company. As a result of this acquisition, Paulding County does not have a truly independent, locally owned and managed community bank.

     Georgia State Bank is the third leading bank in Paulding County, but it trails the two leading banks significantly in terms of presence and market share. As of June 30, 2000, Georgia State Bank had less than 5% of the county's deposits. Based in Mableton, Georgia State Bank established a branch in Hiram in February of 1997 before being acquired by Alabama National Bancorp., Birmingham, Alabama in October of 1998.

     The remaining four banks with a presence in the market each have less than a 3% market share of deposits. In addition, the organizers are also aware of a de novo state chartered bank being organized in Powder Springs, which is in west Cobb County. While these institutions will offer some level of competition, the organizers believe that their primary competitors will be Regions Bank, Community Trust Bank, and Georgia State Bank.

DEPOSIT GROWTH

     Deposit growth at financial institutions in the market has been very good over the past five years. Between June of 1996 and June of 2000 deposits grew at compound annual growth rate of 10.5% from $309 million in June of 1996 to $461 million in June of 2000. The organizers expect this trend to continue as the population and income figures in the county grow.

BUSINESS STRATEGY

     MANAGEMENT PHILOSOPHY. The Bank will operate as a full-service community bank emphasizing prompt, personalized customer service. All of the Bank's strategies will be based on one simple philosophy: THE CUSTOMER COMES FIRST. This "Customer First" philosophy will pervade every aspect of the Bank. The Bank will hire the most qualified and experienced people in the market who share the Bank's conviction to customer service, and all goals and standards for the Bank will be set with this principle in mind. The Bank adopted this philosophy to attract customers and to acquire market share now controlled by other financial institutions operating in the market. The organizers believe that it is important for Paulding County to have a locally owned and locally managed community bank. They also believe that there is an opportunity to acquire a significant market share by capitalizing on their position as the only independent community bank in Paulding County and offering an alternative to the impersonal service offered by many larger banks. Accordingly, we will implement the following operating and growth strategies.

     OPERATING STRATEGY. In order to achieve the level of prompt, responsive service that we believe will be necessary to attract customers and to develop the Bank's image as a local bank with a community focus, we will employ the following operating strategies:

          QUALITY EMPLOYEES. We will strive to hire highly trained and seasoned staff. We plan to train our staff to answer questions about all of our products and services so that the first employee the customer encounters can resolve any questions the customer may have.

          EXPERIENCED SENIOR MANAGEMENT. The Bank's senior management possesses extensive experience in the banking industry, as well as substantial business and banking contacts in Paulding, Douglas and Cobb Counties. For example, our proposed president and chief executive officer, J. Michael Womble, has extensive experience in financial management as an accountant, banker, and entrepreneur. He has over 13 years of community banking experience in Paulding County.

          COMMUNITY-ORIENTED BOARD OF DIRECTORS. All of the Bank's proposed directors are either lifelong residents of or have significant business ties to Paulding, Douglas, and Cobb Counties and will be sensitive and responsive to the needs of the community. Additionally, the board of directors represents a wide array of business experience and community involvement. We expect that the directors will bring substantial business and banking contacts to the Bank.

          HIGHLY VISIBLE SITE. The Bank's main office will be highly visible and located in close proximity to major traffic arteries. We believe this will enhance the Bank's image as a strong competitor.

          INDIVIDUAL CUSTOMER FOCUS. The Bank will focus on providing individual service and attention to its target customers, which include individuals and small- to medium-sized businesses. As the employees, officers and directors become familiar with the Bank's customers on an individual basis, we will be able to respond to credit requests more quickly and be more flexible in approving complex loans based on collateral quality and personal knowledge of the customer.

          OFFICER AND DIRECTOR CALL PROGRAM. We intend to implement an active officer and director call program to promote the Bank's philosophy. The purpose of this call program will be to visit prospective customers and to describe the Bank's products, services and philosophy.

          MARKETING AND ADVERTISING. We plan to use a targeted marketing approach through local newspaper advertising and direct mail campaigns to develop the Bank's image as a community-oriented bank with an emphasis on quality service and personal contact.

          TELEPHONE BANKING SERVICES. The Bank proposes to offer various banking services by telephone through a voice response unit. We propose to offer the following types of services by telephone: money transfers between accounts, account balances, verification of recent deposits and withdrawals, loan applications, check ordering, changes of address, loan payments, and stop payments on checks.

     GROWTH STRATEGY. Since we believe that growth and expansion of the Bank's operations will be significant factors in our success, we plan to implement the following growth strategies:

          CAPITALIZE ON TREND TOWARD CONSOLIDATION. We plan to capitalize on the Bank's position as the only independent, local community bank in the market to attract individuals and small- to medium-sized business customers that may be underserved as a result of recent bank consolidations.

          EMPHASIZE LOCAL DECISION-MAKING. We will emphasize local decision making by experienced bankers. This will help the Bank attract local businesses and service-minded customers.

          ATTRACT EMPLOYEES WITH ESTABLISHED CUSTOMER BASES. We will seek to hire employees who have, through their experience in banking, established significant customer bases. By hiring employees with established customer bases, the Bank will be able to grow much more rapidly than it would if it were to hire inexperienced employees who would require time to develop a customer base.

          OFFER FEE-GENERATING PRODUCTS AND SERVICES. The Bank's range of services, pricing strategies, interest rates paid and charged, and hours of operation will be structured to attract the Bank's target customers and increase its market share. The Bank will strive to offer the small business person, professional, entrepreneur, and consumer the best loan services available while charging competitively for these services and utilizing technology and strategic outsourcing to increase fee revenues.

          OPEN ADDITIONAL BRANCHES. In the future, the Bank may expand its presence in the Paulding County market by opening new offices in strategic locations as appropriate. By adding these branches, the Bank will gain new channels through which it can build its deposit base and solicit new customers.

LENDING SERVICES

     LENDING POLICY. We will place a primary emphasis on real estate related loans in order to take advantage of the population growth in our primary service area. We will also offer a full range of lending products, including commercial loans to small- to medium-sized businesses and professional concerns, and consumer loans to individuals. We will compete for these loans with competitors who are well established in the Paulding County area and have greater resources and lending limits. As a result, we may initially have to offer more flexible pricing and terms to attract borrowers.

     We estimate that the Bank's loan portfolio will be comprised of the following:

            LOAN CATEGORY                        RATIO
            --------------                       -----
            Real estate related loans . . . . . . 75%
            Commercial loans. . . . . . . . . .   15%
            Consumer loans. . . . . . . . . . .   10%

Based on our executive officers' past lending experience, we believe that, when properly managed and monitored, none of these categories represents a significantly higher risk than the other.

     LOAN APPROVAL AND REVIEW. The Bank's loan approval policies will provide for various levels of officer lending authority. When the amount of total loans to a single borrower exceeds that individual officer's lending authority, an officer with a higher lending limit or the Bank's Loan Committee will determine whether to approve the loan request. The Bank will not make any loans to any of its directors or executive officers unless its board of directors, excluding the interested party, first approves the loan, and the terms of the loan are no more favorable than would be available to any comparable borrower.

     LENDING LIMITS. The Bank's lending activities will be subject to a variety of lending limits imposed by federal law. Differing limits apply based on the type of loan or the nature of the borrower, including the borrower's relationship to the bank. In general, however, the Bank will be able to loan any one borrower a maximum amount equal to either:

     -    15% of the Bank's capital and surplus; or

     - 25% of its capital and surplus if the amount that exceeds 15% is fully secured by readily marketable collateral.

     These legal limits will increase or decrease as the Bank's capital increases or decreases as a result of its earnings or losses, among other reasons. However, our management team has adopted an internal lending limit which will at all times remain $50,000 lower than the applicable legal limit. However, based on either our internal lending limit or our legal lending limit, the Bank will need to sell participations in its loans to other financial institutions in order to meet all of the lending needs of our clients requiring extensions of credit above these limits.

     CREDIT RISKS. The principal economic risk associated with each category of loans that the Bank expects to make is the creditworthiness of the borrower. Borrower creditworthiness is affected by general economic conditions and the strength of the relevant business market segment. General economic factors affecting a borrower's ability to repay include interest, inflation and employment rates, as well as other factors affecting a borrower's customers, suppliers and employees.

     The well established financial institutions in the Paulding County market are likely to make proportionately more loans to medium- to large-sized businesses than the Bank will make. Many of the Bank's anticipated commercial loans will likely be made to small- to medium-sized businesses that may be less able to withstand competitive, economic and financial pressures than larger borrowers.

     REAL ESTATE LOANS. The Bank will make commercial real estate loans, construction and development loans, and residential real estate loans. These loans include commercial loans where the Bank takes a security interest in real estate out of an abundance of caution and not as the principal collateral for the loan, but will exclude home equity loans, which are classified as consumer loans.

     - COMMERCIAL REAL ESTATE. Commercial real estate loan terms generally will be limited to five years or less, although payments may be structured on a longer amortization basis. Interest rates may be fixed or adjustable, although rates typically will not be fixed for a period exceeding 60 months. The Bank will generally charge an origination fee of one percent. We will attempt to reduce credit risk on our commercial real estate loans by emphasizing loans on owner-occupied office and retail buildings where the ratio of the loan principal to the value of the collateral as established by independent appraisal does not exceed 80% and net projected cash flow available for debt service equals 120% of the debt service requirement. In addition, the Bank generally will require personal guarantees from the principal owners of the property supported by a review by the Bank's management of the principal owners' personal financial statements. Risks associated with commercial real estate loans include fluctuations in the value of real estate, new job creation trends, tenant vacancy rates and the quality of the borrower's management. The Bank will limit its risk by analyzing borrowers' cash flow and collateral value on an ongoing basis.

     - CONSTRUCTION AND DEVELOPMENT LOANS. We will make construction and development loans both on a pre-sold and speculative basis. If the borrower has entered into an agreement to sell the property prior to beginning construction, then the loan is considered to be on a pre-sold basis. If the borrower has not entered into an agreement to sell the property prior to beginning construction, then the loan is considered to be on a speculative basis. Construction and development loans are generally made with a term of six to twelve months and interest is paid quarterly. The ratio of the loan principal to the value of the collateral as established by independent appraisal typically will not exceed 75%. Speculative loans will be based on the borrower's financial strength and cash flow position. Loan proceeds will be disbursed based on the percentage of completion and only after the project has been inspected by an experienced construction lender or independent appraiser. Risks associated with construction loans include fluctuations in the value of real estate and new job creation trends.

     - RESIDENTIAL REAL ESTATE. The Bank's residential real estate loans will consist of residential second mortgage loans, residential construction loans and traditional mortgage lending for one to four family residences. We will originate and maintain fixed and variable rate mortgages with long-term maturity and balloon payments not exceeding 20 years. The amortization of second mortgages will generally not exceed 15 years and the rates will generally not be fixed for over 60 months. All loans will be made in accordance with the Bank's appraisal policy and with the ratio of the loan principal to the value of collateral as established by independent appraisal not exceeding 95%. We expect that these loan-to-value ratios will be sufficient to compensate for fluctuations in real estate market value and to minimize losses that could result from a downturn in the residential real estate market.

     COMMERCIAL LOANS. We expect that loans for commercial purposes in various lines of businesses will be one of the primary components of the Bank's loan portfolio. The terms of these loans will vary by purpose and by type of underlying collateral, if any. The Bank will typically make equipment loans for a term of five years or less at fixed or variable rates, with the loan fully amortized over the term. Equipment loans generally will be secured by the financed equipment, and the ratio of the loan principal to the value of the financed equipment or other collateral will generally be 80% or less. Loans to support working capital will typically have terms not exceeding one year and will usually be secured by accounts receivable, inventory or personal guarantees of the principals of the business. For loans secured by accounts receivable or inventory, principal will typically be repaid as the assets securing the loan are converted into cash, and for loans secured with other types of collateral, principal will typically be due at maturity. The quality of the commercial borrower's management and its ability both to properly evaluate changes in the supply and demand characteristics affecting its markets for products and services and to effectively respond to such changes are significant factors in a commercial borrower's creditworthiness.

     CONSUMER LOANS. The Bank will make a variety of loans to individuals for personal, family and household purposes, including secured and unsecured installment and term loans, home equity loans and home equity lines of credit. Consumer loan repayments depend upon the borrower's financial stability and are more likely to be adversely affected by divorce, job loss, illness and personal hardships. Because many consumer loans are secured by depreciable assets such as boats, cars and trailers the loan should be amortized over the useful life of the asset. To minimize the risk that the borrower cannot afford the monthly payments, all fixed monthly obligations should not exceed 5% of the borrower's gross monthly income. The borrower should also be continuously employed for at least 12 months prior to obtaining the loan. The loan officer will review the borrower's past credit history, past income level, debt history and, when applicable, cash flow and determine the impact of all these factors on the ability of the borrower to make future payments as agreed. We expect that the principal competitors for consumer loans will be the established banks in the Bank's market.

     LENDING OFFICERS. The Bank intends to initially hire a commercial lender and a consumer lender in order to help develop our loan portfolios. Each lender will have experience within the Paulding County market and will be expected to bring substantial business to the Bank.

INVESTMENTS

     In addition to loans, the Bank will make other investments primarily in obligations of the United States or obligations guaranteed as to principal and interest by the United States and other taxable securities. No investment in any of those instruments will exceed any applicable limitation imposed by law or regulation. The Loan & Asset/Liability Committee will review the investment portfolio on an ongoing basis in order to ensure that the investments conform to the Bank's policy as set by the board of directors.

ASSET AND LIABILITY MANAGEMENT

     The Loan & Asset/Liability Committee will manage the Bank's assets and liabilities and will strive to provide a stable, optimized net interest margin, adequate liquidity and a profitable after-tax return on assets and return on equity. The committee will conduct these management functions within the framework of written loan and investment policies that the Bank will adopt. The committee will attempt to maintain a balanced position between rate sensitive assets and rate sensitive liabilities. Specifically, it will chart assets and liabilities on a matrix by maturity, effective duration and interest adjustment period and attempt to manage any gaps in maturity ranges.

DEPOSIT SERVICES

     The Bank will seek to establish a broad base of core deposits, including savings accounts, checking accounts, money market accounts, a variety of
certificates of deposit and IRA accounts.   To attract deposits, the Bank will
employ an aggressive marketing plan in its overall service area and will feature a broad product line and competitive rates and services. The primary sources of deposits will be residents of, and businesses and their employees located in, the Bank's primary service area. The Bank plans to obtain these deposits through personal solicitation by its officers and directors, direct mail solicitations and advertisements published in the local media. In order to attract its initial deposit base, the Bank may offer higher interest rates on various deposit accounts.

OTHER BANKING SERVICES

     Other anticipated banking services include limited cash management services, on-line banking services, discount brokerage services, travelers checks, direct deposit of payroll and social security checks, courier service, night depository, ATM cards and debit cards. The Bank plans to become associated with one or more nationwide networks of automated teller machines
that our clients will be able to use throughout Georgia and other regions.   We
do not plan to charge our clients for the use of these automated teller machines since we will initially have only one location. However, other financial institutions may charge our customers for the use of their automated teller machines. We also plan to offer MasterCard(R) and VISA(R) credit card services through a correspondent bank as an agent for the Bank. The Bank does not plan to exercise trust powers during its initial years of operation. In the future, we may offer a full-service trust department, but cannot do so without the prior approval of the Office of the Comptroller of the Currency.

EMPLOYEES

     When we begin operations, we expect that the Bank will have 15 full-time equivalent employees. When we occupy our permanent facility, we expect that the Bank will have 26 full-time equivalent employees. We do not expect that the Company will have any employees who are not also employees of the Bank.

OFFICES

     The organizers have selected a 3-acre site on the south side of Georgia Highway 120 just east of the intersection of Macland Road as the site of the Bank's main office. This site is centrally located between Dallas and Hiram, and we believe it is well suited to serve the Bank's target customers. Georgia Highway 120, also called Marietta Highway, is a major four-lane east-west artery connecting Paulding County and Cobb County. In addition, the site is located approximately one mile from Georgia Highway 92, which is the major artery connecting Paulding County with Douglas County. The site is large enough to house the Bank's temporary facility while a permanent building is being built. Construction of our permanent facility is expected to begin three to six months after the close of this offering and completion is anticipated three to six months thereafter. The permanent facility will be approximately 11,000 square feet and will include three drive-up windows and an automated teller machine.


                                   MANAGEMENT

GENERAL

     The following table sets forth the following information for each of our organizers, directors and executive officers:

     (1)  His or her name, address and age as of December 31, 2000;
     (2) The positions he or she holds with the Company and will hold with the Bank;
     (3) The number of shares of common stock he or she intends to purchase in the offering;
     (4) The percentage that the number of shares he or she intends to purchase bears to the minimum and maximum number of shares to be sold in the offering; and
     (5) The number of shares subject to warrants and options to which he or she is entitled.

                                                                  PERCENTAGE PERCENTAGE
                                                                      OF         OF
                                    POSITION(S)         NUMBER      MINIMUM    MAXIMUM     WARRANTS
NAME AND ADDRESS (AGE)               TO BE HELD        OF SHARES   OFFERING   OFFERING   AND OPTIONS
------------------------------  --------------------  -----------  ---------  ---------  ------------

J. Michael Womble (48)          President, Chief         150,000       20.0%      15.0%    171,000(1)
2900 Rome Road                  Executive Officer
Cedartown, Georgia 30125        and Chairman of the
                                Board of Directors

Johnny L. Blankenship (42)      Director                  30,000        4.0%       3.0%       30,000
5303 Slater Mill Circle
Douglasville, Georgia 30135


                                       26

                                                                  PERCENTAGE PERCENTAGE
                                                                      OF         OF
                                    POSITION(S)         NUMBER      MINIMUM    MAXIMUM     WARRANTS
NAME AND ADDRESS (AGE)               TO BE HELD        OF SHARES   OFFERING   OFFERING   AND OPTIONS
------------------------------  --------------------  -----------  ---------  ---------  ------------

William A. Carruth, Jr. (42)    Vice Chairman of          50,000        6.6%       5.0%       50,000
980 Hiram-Acworth Highway       the Board of
Hiram, Georgia 30141            Directors

Harold T. Echols (50)           Director                  15,000        2.0%       1.5%       15,000
4645 Macland Road
Hiram, Georgia 30141

Kathy Hulsey (47)               Chief Financial            3,000          *          *             0
502 Zion Church Road            Officer and Senior
Dallas, Georgia 30157           Vice President

G. Wayne Kirby (62)             Director                  15,000        2.0%       1.5%       15,000
8274 Cartersville Highway
Dallas, Georgia 30132

Claude K. Rainwater, Jr. (62)   Director                  15,000        2.0%       1.5%       15,000
4019 Cole Road
Villa Rica, Georgia 30180

James C. Scott, Jr. (55)        Director                  25,000        3.3%       2.5%       25,000
5080 Due West Road
Powder Springs, Georgia 30127

All organizers, directors and                            303,000       40.0%      30.0%      321,000
                                                      ===========  =========  =========  ============
executive officers as a group
(8 persons)

____________________________
*    Represents less than 1% of the common stock offered.

(1)  Includes an option, granted by the terms of Mr. Womble's employment agreement, to purchase 21,000 shares of common stock under our 2001 Stock Incentive Plan.

     Each person listed above as a director has served as a director of the Company since May 9, 2001. Our president and chief executive officer has also served us in that capacity since May 9, 2001. Mr. Womble will hold these same positions with the Bank. West Metro Financial's articles of incorporation provide for an initial board of seven members. See "Selected Provisions of the Articles of Incorporation and Bylaws" on page 37.

     Each of the directors of the Company is also a proposed director of the Bank. Each of the Bank's proposed directors will, upon approval of the Office of the Comptroller of the Currency, serve until the Bank's first shareholders meeting, which will convene shortly after First National receives its charter. The Company, as the sole shareholder of the Bank, will nominate each proposed director to serve as director of the Bank at that meeting. After the first shareholders meeting, directors of the Bank will serve for a term of one year and will be elected by the Company each year at First National's annual meeting of shareholders. The Bank's officers will be appointed or elected by its board of directors and will hold office at the will of its board.

     The following is a biographical summary of each of our organizers, directors and executive officers:

     JAMES M. ("MICKEY") WOMBLE - Mr. Womble is the proposed president, chief executive officer and chairman of the board of directors of the Company and the Bank. Mr. Womble has thirteen years of experience in the Paulding County community banking market. He earned a Bachelor of Arts degree from Georgia Southern University and a Master of Professional Accounting degree from Georgia State University. Mr. Womble began his career in the audit department of the First National Bank of Atlanta in 1974. In 1979, he organized a CPA firm with a primary focus on serving community banks, and he managed the firm from 1979 to 1988. In 1989, Mr. Womble moved to Paulding County to manage First National Bank of Paulding County, Dallas, Georgia. As chief executive officer from 1989 to 1992, he successfully managed the restoration of FNB Paulding to a healthy and profitable bank. In 1992, after successfully negotiating the sale of FNB Paulding to First National Bancorp, Gainesville, Georgia, Mr. Womble continued to serve as chairman of the board of directors and as a member of the loan committee of FNB Paulding. Again, in 1996 after Regions Financial Corporation acquired First National Bancorp, he continued his service as chairman of the board and a member of the loan committee of the West Metro division of Regions Bank. In March 2001, Mr. Womble resigned his board and committee positions to organize First National Bank West Metro.

     From 1992 to 2000, after resigning as chief executive officer of FNB Paulding, Mr. Womble organized Southlife Homes, Inc., a home building and real estate development enterprise that ranked in the top 25 builders in greater metropolitan Atlanta each year of its existence according to the Atlanta Business Chronicle. In 2000, he sold the company to a subsidiary of the world's largest homebuilder.

     Mr. Womble is actively involved in the Paulding County Chamber of Commerce and the Paulding County Builders Association. He has been a member and past president of the Paulding County Rotary Club, the Paulding County Arts Council, the Paulding County Airport Authority and the Paulding County Industrial Development Authority.

     JOHNNY L. BLANKENSHIP - Mr. Blankenship is the president and owner of Blankenship Homes, Inc., a residential building and development company serving Paulding County and Douglas County for more than 20 years. Born in Atlanta, Mr. Blankenship is a lifelong resident of Douglasville. He served on the board of directors of the Commercial Bank of Douglasville from 1993 until First National Bancorp, Inc., Gainesville, Georgia acquired the bank in 1994, after which he served as chairman of the local board. After Regions Financial Corporation, Birmingham, Alabama acquired First National Bancorp in 1996, Mr. Blankenship served as a director and on the loan committee of the West Metro division of Regions Bank until March 2001. He resigned this position in March of 2001 to become a member of the organizing group of the Bank. Mr. Blankenship is a member of the Home Builders Association and the Chamber of Commerce.

     WILLIAM A. CARRUTH, JR. - Mr. Carruth is the proposed vice chairman of the board of directors of both the Company and the Bank. He is the owner and president of Carruth Wood Products, Inc., a retailer of engineer and survey supplies, and Aiken Grading Company, Paulding County's sixth largest employer and one of Georgia's largest contractors specializing in complete site work packages for the commercial, industrial and highway construction markets. Mr. Carruth is a lifelong resident of Paulding County. A graduate of Paulding County High School, he attended Southern Technical Institute and the State University of West Georgia. From 1990 to 2000, Mr. Carruth served on the Paulding County Board of Commissioners, including one term as chairman. In the fall of 2000, Mr. Carruth was elected to the board of directors of the West Metro division of

Regions Bank. He resigned this position in March of 2001 to become a member of the organizing group of the Bank. Mr. Carruth is a member of the Paulding County Chamber of Commerce, and he and his family attend the First United Methodist Church of Dallas.

     HAROLD T. ECHOLS - Mr. Echols is a project manager for AT&T Communications in Hiram, Georgia where he has been employed since 1975. He is a lifelong resident of Paulding County. Mr. Echols has served on the Paulding County Board of Commissioners since 1999. He is a member of the board of trustees of the Georgia Group Self-Insured Workers Compensation Fund and a retired member of the United States Air Force Reserve. Mr. Echols was married to Becky Echols, a local banking executive with over 25 years of banking experience in Paulding County and the chief executive officer of the West Metro division of Regions Bank until her death in 2000. Mr. Echols is a past president of the North Paulding Youth Football Association.

     KATHY HULSEY - Ms. Hulsey is the proposed chief financial officer and senior vice president of the Company and the Bank. She is a Georgia certified public accountant with over 22 years of experience in financial services, including 17 years in the Paulding County market. From July of 1996 until August of 2001, she served as senior vice president and chief financial officer of Premier National Bank of Dalton in Dalton, Georgia. From 1990 to 1996, she served as vice president and controller of First National Bank of Paulding County in Dallas, Georgia. Prior to 1990, Ms. Hulsey held various positions with First National Bank of Paulding County, including assistant vice president and assistant controller from 1986 to 1990, bank operations officer and administrative assistant from 1979 to 1986, and loan secretary from 1978 to 1979. She is a member of the North Atlanta chapter of the Georgia Society of Public Accountants and a past member of the Paulding County Board of Health. Ms. Hulsey is a lifelong resident of Dallas, Georgia, where she attends
Pine Ridge First Congregational Methodist Church.

     G. WAYNE KIRBY - Mr. Kirby is president, chief executive officer, and part owner of PKW Supply Company, Inc., a building supplies company located in Dallas, Georgia. Mr. Kirby is a lifelong resident of Paulding County. From 1996 to March of 2001, he served as a member of the local advisory board of Georgia State Bank in Hiram, Georgia. Mr. Kirby has served on the Paulding County Board of Commissioners since 1999. He has served two terms on the board of directors of the Paulding County Chamber of Commerce, two terms on the board of directors of the Paulding County Builders Association, is a member and past president of the Paulding County Rotary Club, and is a former member of the board of the Paulding County Water Authority.

     CLAUDE K. RAINWATER, JR. - Mr. Rainwater owns and operates Rainwater Motor Company in Douglasville, Georgia, a used car company established in 1981, and Style Financial Acceptance Corporation, an automobile finance company established in 1991. He has 35 years of experience in the financial management industry relating to used car sales, financing automobiles, and managing collection agencies and credit bureaus, including the Paulding County Credit Bureau. Mr. Rainwater was born and raised in Douglas County. Recently, Mr. Rainwater was elected to serve on the board of the Douglas County Water Authority. He has served as president of the Paulding County Rotary Club, director of the Paulding County Chamber of Commerce, member of the Appeals Board of Planning and Development for Paulding County, and secretary, treasurer, trustee, vice president, president and chairman of the Georgia Independent Automobile Dealers Association.

     JAMES C. SCOTT, JR. - Mr. Scott is executive vice president of Matsco, Inc., the parent company of C.W. Mathews Contracting Company, Marietta, Georgia, one of the largest highway construction companies in Georgia. He was born and raised in the Atlanta area, and is currently a resident of Powder Springs, Georgia. In 1967, after graduating from the University of Georgia, Mr. Scott began his career at C.W. Mathews Contracting Company, where he has spent 34 years in the areas of accounting, finance, and general management. Mr. Scott also serves as Secretary and as a director of North America Indemnity Company, a captive insurance company based in Marietta, Georgia. From 1980 to 1984, Mr. Scott served as a director of First Bank & Trust Company, Marietta. During this time, he was also chairman of the loan committee and a member of the executive committee at First Bank & Trust. Mr. Scott is a trustee and has twice served as president of the Southern Polytechnic State University Foundation.

BOARD COMMITTEES

     The boards of directors of West Metro Financial and First National have established or will establish the committees described below. The members of each committee will be the same for the Bank as they are for the Company.

     EXECUTIVE COMMITTEE. The Executive Committee is authorized, between meetings of the board of directors, to perform all duties and exercise all authority of the board except for those duties and authorities specifically granted to other committees of the board or which are exclusively reserved to the full board. The committee will make recommendations to the board regarding matters that are important to the overall management and expansion of the Company and the Bank, including annual budgets and strategic business plans. Additionally, this committee will be responsible for recommending nominations for expired board seats and additional board members.

     LOAN & ASSET/LIABILITY COMMITTEE. The Loan & Asset/Liability Committee will be responsible for establishing or approving, in conjunction with management, all major policies and procedures pertaining to loan policy, including:

     -    establishing the loan approval system;

     -    approving all loans in excess of a predetermined amount;

     - reviewing all past due reports, rated loan reports, non-accrual reports and other reports and indicators of overall loan portfolio quality;

     -    establishing measurements for adequacy of the loan loss reserve; and

     - reviewing any other matters pertaining to the loan portfolio such as yield and concentrations.

     The Loan & Asset/Liability Committee will also be responsible for the overall investment strategy of the Company and the Bank. This will include liquidity management, risk management, net interest margin management, monitoring deposit level trends and pricing, monitoring asset level trends and pricing, and portfolio investment decisions.

     AUDIT, COMPLIANCE AND CRA COMMITTEE. The principal responsibilities of this committee are to ensure that the board receives objective information regarding policies, procedures and controls of the Bank with respect to auditing, accounting, internal accounting controls and financial reporting. The committee will also work to ensure that the Bank is in full compliance with applicable laws and regulations. Among other things, this will require the following:

     - recommending the appointment of an independent auditor on an annual basis;

     -    reviewing the independent auditors' report and management's response;

     - reviewing all reports from regulatory authorities and management's responses;

     -    establishing independent reviews and audits;

     - establishing appropriate levels of director and officer insurance and blanket bond insurance coverage; and

     -    reviewing CRA compliance.

     HUMAN RESOURCES COMMITTEE. The Human Resources Committee approves the hiring of and establishes compensation levels for all executive officers of the Company and the Bank, reviews management organization and development, reviews significant benefit programs and establishes and administers executive compensation programs, including our Stock Incentive Plan which is described beginning on page 33.

      BUILDING COMMITTEE. The Building Committee will be responsible for overseeing and reporting to the full board all activities related to the preparation of the Bank's temporary facility and the design and construction of the Bank's permanent facility.


                             EXECUTIVE COMPENSATION

2000 COMPENSATION

     As the Company began its organizational efforts in March of 2001 and was incorporated on May 9, 2001, no compensation was paid to the chief executive officer, or any other executive officer or employee, during the fiscal year ended December 31, 2000. Under the terms of the employment agreement described below, the Company has agreed to pay J. Michael Womble, our president and chief executive officer, $6,250 for services provided during the month of June of 2001 and an annual base salary of $150,000 thereafter.

EMPLOYMENT AGREEMENTS

     J. MICHAEL WOMBLE. The Company and the Bank entered into a three-year employment agreement with J. Michael Womble regarding Mr. Womble's employment as our president and chief executive officer. Under the terms of the agreement, Mr. Womble will receive a base salary of $150,000 per year. Also, beginning with the year ending December 31, 2002, Mr. Womble may be entitled to receive annual bonus compensation in an amount equal to up to 25% of his base salary if the Bank meets or exceeds the board of directors' performance targets for the Bank. Furthermore, based on the same eligibility criteria, Mr. Womble may receive a separate bonus in an amount equal to 15% of the Bank's pre-tax profits, up to 25% of his base salary. In addition, Mr. Womble will be entitled to a one-time, cash bonus in an amount equal to 10% of his annual base salary, if and when the Bank first becomes and remains cumulatively profitable for a period of three consecutive months. Mr. Womble will also receive health insurance, membership fees to a country club and a monthly automobile allowance in the amount of $750.

     Mr. Womble's agreement also provides that the Company will grant him a non-qualified stock option to purchase 21,000 shares of our common stock at a purchase price per share no greater than fair market value as determined on the date the Bank opens for business. Mr. Womble's option will be issued under our stock incentive plan and will constitute approximately 38% of the shares
reserved for issuance under the plan.   Mr. Womble's option will generally
become exercisable in equal one-third annual increments over a three-year period beginning on the one-year anniversary of the Bank opening for business. In addition, beginning in 2002, the Company will grant Mr. Womble an annual option to purchase 3,000 shares of our common stock if the Bank successfully reaches its designated performance targets for the fiscal year. The annual option will be granted at an exercise price per share no greater than fair market value as determined on the grant date.

     At the end of the initial three-year term of Mr. Womble's agreement, and at the end of each succeeding day, the agreement will be extended for an additional day, so that the unexpired term is always three years, unless either of the parties to the agreement gives notice of his or its intent not to extend the agreement. We will be obligated to pay Mr. Womble his base salary for 12 months if one of the following terminating events occurs:

     -    Mr. Womble becomes permanently disabled;

     -    the Bank abandons its organizational efforts;

     -    the Bank terminates Mr. Womble's employment without cause; or

     -    Mr. Womble terminates his employment for cause.

     Additionally, upon a change of control of the Company, Mr. Womble will be entitled to severance compensation in an amount equal to three times his then effective base salary if the Company or its successor terminates his employment other than for cause. Cause for terminating employment is defined in the agreement.

     The agreement also generally provides that, for a period of 12 months following the termination of Mr. Womble's employment, he will not compete with the Bank in the banking business nor solicit our customers nor our employees. The non-competition and non-solicitation provisions of the agreement only apply if Mr. Womble terminates his employment without cause or in connection with a change of control, or if we terminate his employment with cause.

DIRECTOR COMPENSATION

     Neither the Company nor the Bank will separately compensate its directors for their service as directors until the Bank earns a cumulative profit. Thereafter, the Bank will adopt compensatory policies for its directors that conform to applicable law.

ORGANIZERS' WARRANTS

     In recognition of the efforts made and financial risks undertaken by the organizers in organizing the Company and the Bank and in recognition of the services they will provide as directors of the Bank, the Company will issue to each of its organizers a warrant to purchase one share of the Company's common stock for every share he or she purchases in this offering. The issuance of the warrants is subject to regulatory approval and various conditions. The warrants will vest in one-third annual increments beginning on the first anniversary of the date that the Company first issues its common stock. Vested warrants will be exercisable for the ten-year period following the date that the Company first issues its common stock or for 90 days after a warrant holder ceases to be a director or a senior executive officer of the Company, whichever period is shorter. The warrants will be exercisable at an exercise price equal to $10.00 per share, subject to limitations. For example, if the exercise of a warrant will cause the warrant holder to beneficially own more than 10% of the common stock of the Company, the exercise of the warrant may be subject to prior approval by the Office of the Comptroller of the Currency. Additionally, if the

Bank's capital falls below the minimum level determined by the Office of the Comptroller of the Currency, we may be directed to require our organizers to exercise or forfeit their warrants.

     The organizers of the Company intend to purchase an aggregate of 300,000 shares of common stock at a price of $10.00 per share. This represents 40% of the minimum and 30% of the maximum number of shares to be sold in this offering. Consequently, we expect to issue our organizers warrants to purchase an aggregate of 300,000 shares of common stock. The organizers may acquire additional shares of common stock, particularly if necessary to sell the minimum number of shares in this offering. In no event, however, will the Company issue warrants to purchase more than 300,000 shares of common stock.

STOCK INCENTIVE PLAN

     GENERAL. The Company's 2001 Stock Incentive Plan provides us with the flexibility to grant incentive stock options and non-qualified stock options to our organizers, directors, executive officers and other individuals employed by us for the purpose of giving them a proprietary interest in and encouraging them to remain involved with the Company or the Bank. The board of directors has reserved 55,000 shares of common stock, an amount equal to 7.3% of the minimum number of shares offered and 5.5% of the maximum shares offered for issuance under the plan. The number of shares reserved for issuance may be adjusted in the event of a stock split, recapitalization or similar event as described in the plan.

     Our chief executive officer, J. Michael Womble, will be issued a non-qualified stock option award under the plan in connection with his employment agreement. See "Executive Compensation-Employment Agreements" on page 31.

     ADMINISTRATION. The plan is administered by the Human Resources Committee. The committee members are appointed by the board of directors of the Company, which considers the standards contained in both Section 162(m) of the Internal Revenue Code and Rule 16(b)(3) under the Securities Exchange Act when appointing members to the committee. The committee will have the authority to grant awards under the plan, to determine the terms of each award, to interpret the provisions of the plan and to make all other determinations that it may deem necessary or advisable to administer the plan.

     The plan permits the committee to grant stock options to eligible persons. The committee may grant these options on an individual basis or design a program providing for grants to a group of eligible persons. The committee determines, within the limits of the plan, the number of shares of common stock subject to an option, to whom an option is granted, the exercise price and forfeiture or termination provisions of each option. A holder of a stock option generally may not transfer the option during his or her lifetime.

     OPTION TERMS. The plan provides for incentive stock options and non-qualified stock options. The committee will determine whether an option is an incentive stock option or a non-qualified stock option when it grants the option, and the option will be evidenced by an agreement describing the material terms of the option. The maximum number of shares of common stock with respect to which options may be granted during any one-year period to any participant may not exceed 25,000.

     The committee determines the exercise price of an option. The exercise price of an incentive stock option may not be less than the fair market value of the common stock on the date of the grant, or less than 110% of the fair market value if the participant owns more than 10% of the outstanding common stock of the Company or its affiliates. When the incentive stock option is exercised, the Company will be entitled to place a legend on the certificates representing the shares of common stock purchased upon exercise of the option to identify them as shares of common stock purchased upon the exercise of an incentive stock option. The exercise price of non-qualified stock options may not be less than 100% of the fair market value of the common stock on the date that the option is awarded, based upon any reasonable measure of fair market value. The committee may permit the exercise price to be paid in cash, through a cashless exercise executed through a broker or by having a number of shares of common stock otherwise issuable at the time of exercise withheld. The committee may make cash awards designed to cover tax obligations of participants that result from the receipt or exercise of a stock option.

     The committee will also determine the term of an option, which may not exceed ten years. Additionally, any incentive stock option granted to a participant who owns more than 10% of the outstanding common stock of the Company or its affiliates will not be exercisable more than five years after the date the option is granted. Subject to any further limitations in the applicable agreement, if a participant's employment is terminated, an incentive stock option will expire and become unexercisable no later than three months after the date of termination of employment. If, however, termination of employment is due to death or disability, one year may be substituted for the three-month period. Incentive stock options are also subject to the further restriction that the aggregate fair market value, determined as of the date of the grant, of common stock as to which any incentive stock option first becomes exercisable in any calendar year is limited to $100,000 per recipient. If incentive stock options covering common stock with a value in excess of $100,000 first become exercisable in any one calendar year, the excess will be non-qualified options. For purposes of determining which options, if any, have been granted in excess of the $100,000 limit, options will be considered in the order they were granted.

     TERMINATION OF OPTIONS. The terms of particular options may provide that they terminate, among other reasons, upon the holder's termination of employment or other status with the Company or any affiliate, upon a specified date, upon the holder's death or disability, or upon the occurrence of a change in control of the Company or the Bank. An agreement may provide that if the holder dies or becomes disabled, the holder's estate or personal representative may exercise the option. The committee may, within the terms of the plan and the applicable agreement, cancel, accelerate, pay or continue an option that would otherwise terminate for the reasons discussed above.

     RECAPITALIZATIONS AND REORGANIZATIONS. The plan provides for appropriate adjustment, as determined by the committee, in the number and kind of shares and the exercise price subject to unexercised options in the event of any change in the outstanding shares of common stock by reason of any subdivision or combination of shares, payment of a stock dividend or other increase or decrease in the number of outstanding shares effected without the receipt of consideration. In the event of specified corporate reorganizations, the committee may, within the terms of the plan and the applicable agreement, substitute, cancel (with or without consideration), accelerate, remove restrictions or otherwise adjust the terms of outstanding options or assume options of another issuer.

     AMENDMENT AND TERMINATION OF THE PLAN. The board of directors has the authority to amend or terminate the plan. The board of directors is not required to obtain shareholder approval to amend or terminate the plan, but may condition any amendment or termination of the plan upon shareholder approval if it determines that shareholder approval is necessary or appropriate under tax, securities, or other laws. The board's action may not adversely affect the rights of a holder of a stock option without the holder's consent.

     FEDERAL INCOME TAX CONSEQUENCES. The following discussion outlines generally the federal income tax consequences of participation in the plan. Individual circumstances may vary and each participant should rely on his or her own tax counsel for advice regarding federal income tax treatment under the plan.

     - INCENTIVE STOCK OPTIONS. A participant who exercises an incentive stock option will not be taxed when he or she exercises the option or a portion of the option. Instead, the participant will be taxed when he or she sells the shares of common stock purchased upon exercise of the incentive stock option. The participant will be taxed on the difference between the price he or she paid for the common stock and the amount for which he or she sells the common stock. If the participant does not sell the shares of common stock prior to two years from the date of grant of the incentive stock option and one year from the date the common stock is transferred to him or her, any gain will be a capital gain, and we will not be entitled to a corresponding deduction. If the participant sells the shares of common stock at a gain before that time, the difference between the amount the participant paid for the common stock and the lesser of its fair market value on the date of exercise or the amount for which the stock is sold will be taxed as ordinary income and the Company will be entitled to a corresponding deduction. If the participant sells the shares of common stock for less than the amount he or she paid for the stock prior to the one- or two-year period indicated, no amount will be taxed as ordinary income, and the loss will be taxed as a capital loss. Exercise of an incentive stock option may subject a participant to, or increase a participant's liability for, the alternative minimum tax.

     - NON-QUALIFIED OPTIONS. A participant will not recognize income upon the grant of a non-qualified option or at any time before the exercise of the option or a portion of the option. When the participant exercises a non-qualified option or portion of the option, he or she will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the common stock on the date the option is exercised over the price paid for the common stock, and the Company will then be entitled to a corresponding deduction.

     Depending upon the time period for which shares of common stock are held after exercise of a non-qualified option, the sale or other taxable disposition of shares acquired through the exercise of a non-qualified option generally will result in a short- or long-term capital gain or loss equal to the difference between the amount realized on the disposition and the fair market value of such shares when the non-qualified option was exercised.

     Special rules apply to a participant who exercises a non-qualified option by paying the exercise price, in whole or in part, by the transfer of shares of common stock to the Company and to a participant who is subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934.


                           RELATED PARTY TRANSACTIONS

     We expect to enter into banking and other business transactions in the ordinary course of business with our directors and officers, including members of their families and corporations, partnerships or other organizations in which they have a controlling interest. If these transactions occur, each transaction will be on the following terms:

     - In the case of banking transactions, each transaction will be on substantially the same terms, including price or interest rate and collateral, as those prevailing at the time for comparable transactions with unrelated parties, and any banking transactions will not be expected to involve more than the normal risk of collectibility or present other unfavorable features to the Bank;

     - In the case of business transactions, each transaction will be on terms no less favorable than could be obtained from an unrelated third party; and

     - In the case of all related party transactions, each transaction will be approved by a majority of the directors, including a majority of the directors who do not have an interest in the transaction.

     In addition to transactions in the ordinary course of our business, as of July 31, 2001, each organizer had advanced $20,000 to the Company to fund organizing expenses. The advances are non-interest bearing and will be repaid from the proceeds of this offering.

     Our operations have also been and will continue to be funded through a working capital line of credit in the amount of $500,000 with First National Bank of Polk County. This line of credit bears a rate of interest at the prime rate minus 0.5% and is personally guaranteed by each of our organizers. Interest and principal are due at the maturity date of July 20, 2002. The Company will repay the line of credit from the proceeds of the offering.

     The organizers have chosen a site for the Bank's main office at the corner of Macland Road and Georgia Highway 120 that is 50% owned by J. Michael Womble, our president and chief executive officer, and 50% owned by Thomas Aiken, who is the father-in-law of organizer William A. Carruth, Jr. On May 30, 2001, the Company entered into an agreement to purchase the land from Mr. Womble and Mr. Aiken for a price of $550,000. Under the terms of the purchase agreement, Mr. Womble and Mr. Aiken may individually elect to receive all or part of the payment for their respective interest in the land in shares of the Company's common stock. We believe that the purchase price of $550,000 is at least as favorable to the Bank, if not more favorable, than the purchase price we could obtain from an unrelated third party. To confirm the fair market value of the property and "arm's length" nature of the transaction, we have obtained two independent appraisals of the property, including an MAI certified appraisal. Both appraisals were for prices greater than $550,000. Additionally, the transaction has been unanimously approved by our organizers, with Mr. Womble and Mr. Carruth abstaining.


     DESCRIPTION OF CAPITAL STOCK OF WEST METRO FINANCIAL SERVICES

COMMON STOCK

     Our articles of incorporation authorize our board of directors, without shareholder approval, to issue up to 10,000,000 shares of common stock, $1.00 par value, of which at least 750,000 shares will be issued in this offering. As of the date of this prospectus, 55,000 shares of our common stock, or an amount equal to 7.3% of the minimum shares offered and 5.5% of the maximum shares offered were reserved for issuance under our stock incentive plan and 300,000 shares of our common stock were reserved for issuance upon the exercise of the warrants to be granted to our organizers.

     All shares of our common stock will be entitled to share equally in dividends from legally available funds, when, as and if declared by our board of directors. We do not anticipate that we will pay any cash dividends on our common stock in the near future. If we were to voluntarily or involuntarily liquidate or dissolve, all shares of our common stock would be entitled to share equally in all of our remaining assets available for distribution to our shareholders. Each holder of common stock will be entitled to one vote for each share on all matters submitted to the shareholders. Whenever we issue new shares of capital stock, holders of our common stock will not have any right to acquire authorized but unissued capital stock of the Company. No cumulative voting, redemption, sinking fund or conversion rights or provisions apply to our common stock. All shares of our common stock issued in the offering as described in this prospectus will be fully paid and non-assessable.

PREFERRED STOCK

     Our articles of incorporation also authorize our board of directors, without shareholder approval, to issue up to 2,000,000 shares of preferred stock, no par value. Our board of directors may determine the terms of the preferred stock. Preferred stock may have voting rights, subject to applicable law and as determined by our board of directors. Although we have neither issued nor have any present plans to issue any preferred stock, the ownership and control of the Company by the holders of our common stock would be diluted if we were to issue preferred stock that had voting rights.

     The existence of preferred stock could impede a takeover of the Company without the approval of our board of directors. This is because the board of directors could issue shares of preferred stock to persons friendly to current management, which could render more difficult or discourage any attempt to gain control of the Company through a proxy contest, tender offer, merger or otherwise. In addition, the issuance of shares of preferred stock with voting rights may adversely affect the rights of the holders of common stock and, in various circumstances, could decrease the market price of the common stock.


         SELECTED PROVISIONS OF THE ARTICLES OF INCORPORATION AND BYLAWS

     The articles of incorporation and bylaws of the Company contain provisions which provide indemnification for directors and officers of the Company. The articles of incorporation of the Company also contain a provision which has the effect of eliminating the potential personal liability of directors for monetary damages in specific circumstances. Additionally, the articles of incorporation authorize the issuance of preferred stock. Each of these provisions is discussed more fully below.

INDEMNIFICATION

     The Company's articles of incorporation and bylaws contain indemnification provisions which provide that directors and officers of the Company (collectively, the "insiders") will be indemnified against expenses that they actually and reasonably incur if they are successful on the merits of a claim or proceeding to which the insider was made a party because he or she was a director or officer of the Company.

     When a case or dispute is settled or otherwise not determined on its merits, the indemnification provisions provide that the Company will indemnify insiders when they meet the applicable standard of conduct. The applicable standard of conduct is met if the insider acted in a manner he or she in good faith believed to be in or not opposed to the best interests of the Company and, in case of a criminal action or proceeding, if the insider had no reasonable cause to believe his or her conduct was unlawful. The Company's board of directors, its shareholders, or independent legal counsel determines whether the insider has met the applicable standard of conduct in each specific case.

     The Company's articles of incorporation and bylaws also provide that the indemnification rights contained in the articles of incorporation and bylaws do not exclude other indemnification rights to which an insider may be entitled under any bylaw, resolution or agreement, either specifically or in general terms approved by the affirmative vote of the holders of a majority of the shares entitled to vote. The Company can also provide for greater indemnification than is provided in the articles of incorporation and bylaws if it chooses to do so, subject to approval by its shareholders. The Company may not, however, indemnify an insider for liability arising out of circumstances that would cause the insider to remain liable for his or her actions as described under "-Limitation of Liability" below.

     The indemnification provisions of the bylaws specifically provide that the Company may purchase and maintain insurance on behalf of any insider against any liability asserted against and incurred by him or her in his or her capacity as an insider, whether or not the Company would have had the power to indemnify against the liability.

     The Company is not aware of any pending or threatened action, suit or proceeding involving any of its insiders for which indemnification from the Company may be sought.

LIMITATION OF LIABILITY

     Article 7 of the Company's articles of incorporation eliminates, with some exceptions, the potential personal liability of a director for monetary damages to the Company and to its shareholders for breach of a duty as a director. There is no elimination of liability for the following:

     - a breach of duty involving appropriation of a business opportunity of the Company;

     - an act or omission not in good faith or involving intentional misconduct or a knowing violation of law;

     - a transaction from which the director derives an improper material tangible personal benefit; or

     - any payment of a dividend or approval of a stock repurchase that is illegal under the Georgia Business Corporation Code.

     Article 7 does not eliminate or limit the right of the Company or its shareholders to seek injunctive or other equitable relief not involving monetary damages.

     The Georgia Business Corporation Code allows Georgia corporations to include in their articles of incorporation a provision eliminating or limiting the liability of directors, except in the circumstances described above. As a result, the Company included Article 7 in its articles of incorporation to encourage qualified individuals to serve and remain as directors of the Company. While the Company has not experienced any problems in locating directors, it could experience difficulty in the future as its business activities increase and diversify. The Company also adopted Article 7 to enhance its ability to secure liability insurance for its directors at a reasonable cost. The Company intends to obtain liability insurance covering actions taken by its directors in their capacities as directors. The board of directors believes that Article 7 will enable the Company to secure this insurance on terms more favorable than if it were not included in the articles of incorporation.


                         SHARES ELIGIBLE FOR FUTURE SALE

     Upon completion of the offering, the Company will have between 750,000 and 1,000,000 shares of common stock outstanding. These shares of common stock will be freely tradable without restriction, except that "affiliates" of the Company must comply with the resale limitations of Rule 144 under the Securities Act. Rule 144 defines an "affiliate" of a company as a person who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the company. Affiliates of a company generally include its directors, executive officers and principal shareholders.

     In general, under Rule 144, affiliates will be entitled to sell within any three-month period a number of shares that does not exceed the greater of:

     -    1% of the outstanding shares of common stock; or

     - the average weekly trading volume during the four calendar weeks preceding his or her sale.

     Sales under Rule 144 are also subject to manner of sale provisions, notice requirements and the availability of current public information about the Company. Affiliates will not be subject to the volume restrictions and other limitations under Rule 144 beginning 90 days after their status as an affiliate terminates.

     We intend to issue warrants to purchase 300,000 shares of common stock, representing an amount equal to 40% of the minimum number of shares offered and 30% of the maximum number of shares offered. We have also reserved 55,000 shares of common stock, representing 7.3% of the minimum shares offered and 5.5% of the maximum shares offered, for issuance under our stock incentive plan. Of the 55,000 shares reserved for our stock incentive plan, 21,000 shares, representing approximately 38% of the reserved shares, will be awarded under the terms of the employment agreement we have entered into with our chief executive officer. We intend to register the shares issuable upon exercise of these warrants and options. Upon registration, these shares will be eligible for resale in the public market without restriction by persons who are not affiliates of the Company, and to the extent they are held by affiliates, under Rule 144 without a holding period.

     Prior to the offering, there has been no public market for the common stock, and we cannot predict the effect, if any, that the sale of shares or the availability of shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of substantial amounts of common stock in the public market could adversely affect prevailing market prices and our ability to raise equity capital in the future.


                           SUPERVISION AND REGULATION

     Both West Metro Financial and First National will be subject to extensive state and federal banking regulations that impose restrictions on and provide for general regulatory oversight of our operations. These laws are generally intended to protect depositors and not shareholders. The following discussion describes the material elements of the regulatory framework that will apply.

THE COMPANY

     Since West Metro Financial will own all of the capital stock of First National, it will be a bank holding company under the federal Bank Holding Company Act of 1956. As a result, the Company will primarily be subject to the supervision, examination, and reporting requirements of the Bank Holding Company Act and the regulations of the Federal Reserve.

     ACQUISITIONS OF BANKS. The Bank Holding Company Act requires every bank holding company to obtain the Federal Reserve's prior approval before:

     - acquiring direct or indirect ownership or control of any voting shares of any bank if, after the acquisition, the bank holding company will directly or indirectly own or control more than 5% of the bank's voting shares;

     -    acquiring all or substantially all of the assets of any bank; or

     -    merging or consolidating with any other bank holding company.

     Additionally, the Bank Holding Company Act provides that the Federal Reserve may not approve any of these transactions if it would result in or tend to create a monopoly or, substantially lessen competition or otherwise function as a restraint of trade, unless the anti-competitive effects of the proposed transaction are clearly outweighed by the public interest in meeting the convenience and needs of the community to be served. The Federal Reserve is also required to consider the financial and managerial resources and future prospects of the bank holding companies and banks concerned and the convenience and needs of the community to be served. The Federal Reserve's consideration of financial resources generally focuses on capital adequacy, which is discussed below.

     Under the Bank Holding Company Act, if adequately capitalized and adequately managed, West Metro Financial or any other bank holding company located in Georgia may purchase a bank located outside of Georgia. Conversely, an adequately capitalized and adequately managed bank holding company located outside of Georgia may purchase a bank located inside Georgia. In each case, however, restrictions may be placed on the acquisition of a bank that has only been in existence for a limited amount of time or will result in specified concentrations of deposits. For example, Georgia law prohibits a bank holding company from acquiring control of a financial institution until the target financial institution has been incorporated for five years. As a result, no bank holding company may acquire control of the Company until after the fifth anniversary date of First National's incorporation.

     CHANGE IN BANK CONTROL. Subject to various exceptions, the Bank Holding Company Act and the Change in Bank Control Act, together with related regulations, require Federal Reserve approval prior to any person or company acquiring "control" of a bank holding company. Control is conclusively presumed to exist if an individual or company acquires 25% or more of any class of voting securities of the bank holding company. Control is rebuttably presumed to exist if a person or company acquires 10% or more, but less than 25%, of any class of voting securities and either:

     - the bank holding company has registered securities under Section 12 of the Securities Act of 1934, or

     - no other person owns a greater percentage of that class of voting securities immediately after the transaction.

We intend to register our common stock under the Securities Exchange Act of 1934. The regulations provide a procedure for challenging the rebuttable control presumption.

     PERMITTED ACTIVITIES. On November 12, 1999, President Clinton signed the Gramm-Leach-Bliley Act, which amends the Bank Holding Company Act and greatly expands the activities in which bank holding companies and affiliates of banks are permitted to engage. The Act eliminates many federal and state law barriers to affiliations among banks and securities firms, insurance companies, and other financial service providers. The provisions of the Act relating to permitted activities of bank holding companies and affiliates of banks became effective on March 11, 2000.

     Generally, if the Company qualifies and elects to become a financial holding company, it may engage in activities that are financial in nature or incidental or complementary to a financial activity. Activities that the Gramm-Leach-Bliley Act expressly lists as financial in nature include insurance activities, providing financial, investment and advisory services, underwriting securities and limited merchant banking activities.

     To qualify to become a financial holding company, our depository institution subsidiaries must be well capitalized and well managed and must have a Community Reinvestment Act rating of at least "satisfactory." Additionally, we must file an election with the Federal Reserve to become a financial holding company and provide the Federal Reserve with 30 days written notice prior to engaging in a permitted financial activity. Although we do not have any immediate plans to file an election with the Federal Reserve to become a financial holding company, one of the primary reasons we selected the holding company structure was to have increased flexibility. Accordingly, if deemed appropriate in the future, we may elect to become a financial holding company.

     Under the Bank Holding Company Act, a bank holding company, which has not qualified or elected to become a financial holding company, is generally prohibited from engaging in or acquiring direct or indirect control of more than 5% of the voting shares of any company engaged in nonbanking activities unless, prior to the enactment of the Gramm-Leach-Bliley Act, the Federal Reserve found those activities to be so closely related to banking as to be a proper incident to the business of banking. Activities that the Federal Reserve has found to be so closely related to banking as to be a proper incident to the business of banking include:

     -    factoring accounts receivable;

     -    acquiring or servicing loans;

     -    leasing personal property;

     -    conducting discount securities brokerage activities;

     -    performing selected data processing services;

     -    acting as agent or broker in selling credit life insurance and other types of insurance in connection with credit transactions; and

     -    performing selected insurance underwriting activities.

     Despite prior approval, the Federal Reserve may order a bank holding company or its subsidiaries to terminate any of these activities or to terminate its ownership or control of any subsidiary when it has reasonable cause to believe that the bank holding Company's continued ownership, activity or control constitutes a serious risk to the financial safety, soundness, or stability of any of its bank subsidiaries.

     SUPPORT OF SUBSIDIARY INSTITUTIONS. Under Federal Reserve policy, the Company is expected to act as a source of financial strength for First National and to commit resources to support First National. This support may be required at times when, without this Federal Reserve policy, the Company might not be inclined to provide it. In addition, any capital loans made by the Company to the Bank will be repaid only after its deposits and various other obligations are repaid in full. In the unlikely event of the Company's bankruptcy, any commitment by it to a federal bank regulatory agency to maintain the capital of First National will be assumed by the bankruptcy trustee and entitled to a priority of payment.

THE BANK

     Since First National will be chartered as a national bank, it will primarily be subject to the supervision, examination and reporting requirements of the National Bank Act and the regulations of the Office of the Comptroller of the Currency. The Office of the Comptroller of the Currency will regularly examine the Bank's operations and has the authority to approve or disapprove mergers, the establishment of branches and similar corporate actions. The Office of the Comptroller of the Currency also has the power to prevent the continuance or development of unsafe or unsound banking practices or other violations of law. Additionally, the Bank's deposits will be insured by the FDIC to the maximum extent provided by law. First National will also be subject to numerous state and federal statutes and regulations that will affect its business, activities and operations.

     BRANCHING. National banks are required by the National Bank Act to adhere to branching laws applicable to state banks in the states in which they are located. Under current Georgia law, the Bank may open branch offices throughout Georgia with the prior approval of the Office of the Comptroller of the Currency and the Georgia Department of Banking and Finance. In addition, with prior regulatory approval, the Bank will be able to acquire branches of existing banks located in Georgia. First National and any other national or state-chartered bank generally may branch across state lines by merging with banks in other states if allowed by the applicable states' laws. Georgia law, with limited exceptions, currently permits branching across state lines through interstate mergers.

     Under the Federal Deposit Insurance Act, states may "opt-in" and allow out-of-state banks to branch into their state by establishing a new start-up branch in the state. Currently, Georgia has not opted-in to this provision. Therefore, interstate merger is the only method through which a bank located outside of Georgia may branch into Georgia. This provides a limited barrier of entry into the Georgia banking market, which protects us from an important segment of potential competition. However, because Georgia has elected not to opt-in, our ability to establish a new start-up branch in another state may be limited. Many states that have elected to opt-in have done so on a reciprocal basis, meaning that an out-of-state bank may establish a new start-up branch only if their home state has also elected to opt-in. Consequently, until Georgia changes its election, the only way we will be able to branch into states that have elected to opt-in on a reciprocal basis will be through interstate merger.

     PROMPT CORRECTIVE ACTION. The Federal Deposit Insurance Corporation Improvement Act of 1991 establishes a system of prompt corrective action to resolve the problems of undercapitalized financial institutions. Under this system, the federal banking regulators have established five capital categories (well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized) in which all institutions are placed. Federal banking regulators are required to take various mandatory supervisory actions and are authorized to take other discretionary actions with respect to institutions in the three undercapitalized categories. The severity of the action depends upon the capital category in which the institution is placed. Generally, subject to a narrow exception, the banking regulator must appoint a receiver or conservator for an institution that is critically undercapitalized. The federal banking agencies have specified by regulation the relevant capital level for each category.

     An institution that is categorized as undercapitalized, significantly undercapitalized, or critically undercapitalized is required to submit an acceptable capital restoration plan to its appropriate federal banking agency.
A bank holding company must guarantee that a subsidiary depository institution meets its capital restoration plan, subject to various limitations. The controlling holding company's obligation to fund a capital restoration plan is limited to the lesser of 5% of an undercapitalized subsidiary's assets or the amount required to meet regulatory capital requirements. An undercapitalized institution is also generally prohibited from increasing its average total assets, making acquisitions, establishing any branches or engaging in any new line of business, except under an accepted capital restoration plan or with FDIC approval. The regulations also establish procedures for downgrading an institution into a lower capital category based on supervisory factors other than capital.

     FDIC INSURANCE ASSESSMENTS. The FDIC has adopted a risk-based assessment system for insured depository institutions that takes into account the risks attributable to different categories and concentrations of assets and liabilities. The system assigns an institution to one of three capital categories: (1) well capitalized; (2) adequately capitalized; and (3) undercapitalized. These three categories are substantially similar to the prompt corrective action categories described above, with the "undercapitalized" category including institutions that are undercapitalized, significantly undercapitalized, and critically undercapitalized for prompt corrective action purposes. The FDIC also assigns an institution to one of three supervisory subgroups based on a supervisory evaluation that the institution's primary federal regulator provides to the FDIC and information that the FDIC determines to be relevant to the institution's financial condition and the risk posed to the deposit insurance funds. Assessments range from 0 to 27 cents per $100 of deposits, depending on the institution's capital group and supervisory subgroup. In addition, the FDIC imposes assessments to help pay off the $780 million in annual interest payments on the $8 billion Financing Corporation bonds issued in the late 1980s as part of the government rescue of the thrift industry. This assessment rate is adjusted quarterly and is set at 1.88 cents per $100 of deposits for the third quarter of 2001.

     The FDIC may terminate its insurance of deposits if it finds that the institution has engaged in unsafe and unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, rule, order or condition imposed by the FDIC.

     COMMUNITY REINVESTMENT ACT. The Community Reinvestment Act requires that, in connection with examinations of financial institutions within their respective jurisdictions, the Federal Reserve, the FDIC, or the Office of the Comptroller of the Currency, shall evaluate the record of each financial institution in meeting the credit needs of its local community, including low and moderate income neighborhoods. These facts are also considered in evaluating mergers, acquisitions, and applications to open a branch or facility. Failure to adequately meet these criteria could impose additional requirements and limitations on the Bank. Under the Gramm-Leach-Bliley Act, banks with aggregate assets of not more than $250 million will be subject to a Community Reinvestment Act examination only once every 60 months if the bank receives an outstanding rating, once every 48 months if it receives a satisfactory rating and as needed if the rating is less than satisfactory. Additionally, banks will be required to publicly disclose the terms of various Community Reinvestment Act-related agreements.

     OTHER REGULATIONS. Interest and other charges collected or contracted for by the Bank are subject to state usury laws and federal laws concerning interest rates. The Bank's loan operations are also subject to federal laws applicable to credit transactions, such as:

     - The federal Truth-In-Lending Act, governing disclosures of credit terms to consumer borrowers;

     - the Home Mortgage Disclosure Act of 1975, requiring financial institutions to provide information to enable the public and public officials to determine whether a financial institution is fulfilling its obligation to help meet the housing needs of the community it serves;

     - the Equal Credit Opportunity Act, prohibiting discrimination on the basis of race, creed or other prohibited factors in extending credit;

     - the Fair Credit Reporting Act of 1978, governing the use and provision of information to credit reporting agencies;

     - the Fair Debt Collection Act, governing the manner in which consumer debts may be collected by collection agencies; and

     - the rules and regulations of the various federal agencies charged with the responsibility of implementing these federal laws.

The deposit operations of the Bank are subject to the following:

     - the Right to Financial Privacy Act, which imposes a duty to maintain confidentiality of consumer financial records and prescribes procedures for complying with administrative subpoenas of financial records; and

     - the Electronic Funds Transfer Act and Regulation E issued by the Federal Reserve to implement that act, which govern automatic deposits to and withdrawals from deposit accounts and customers' rights and liabilities arising from the use of automated teller machines and other electronic banking services.

CAPITAL ADEQUACY

     The Company and the Bank will be required to comply with the capital adequacy standards established by the Federal Reserve, in the case of the Company, and the Office of the Comptroller of the Currency, in the case of the Bank. The Federal Reserve has established a risk-based and a leverage measure of capital adequacy for bank holding companies that are substantially similar to those adopted by the Office of the Comptroller of the Currency for banks.

     The risk-based capital standards are designed to make regulatory capital requirements more sensitive to differences in risk profiles among banks and bank holding companies, to account for off-balance-sheet exposure, and to minimize disincentives for holding liquid assets. Assets and off-balance-sheet items, such as letters of credit and unfunded loan commitments, are assigned to broad risk categories, each with appropriate risks weights. The resulting capital ratios represent capital as a percentage of total risk-weighted assets and off-balance-sheet items.

     The minimum guideline for the ratio of total capital to risk-weighted assets is 8%. Total capital consists of two components, Tier 1 Capital and Tier 2 Capital. Tier 1 Capital generally consists of common stock, minority interests in the equity accounts of consolidated subsidiaries, noncumulative perpetual preferred stock, and a limited amount of cumulative perpetual preferred stock, less goodwill and other specified intangible assets. Tier 1 Capital must equal at least 4% of risk-weighted assets. Tier 2 Capital generally consists of subordinated debt, other preferred stock, and a limited amount of loan loss reserves. The total amount of Tier 2 Capital is limited to 100% of Tier 1 Capital.

     In addition, the Federal Reserve has established minimum leverage ratio guidelines for bank holding companies. These guidelines provide for a minimum ratio of Tier 1 Capital to average assets, less goodwill and other specified intangible assets, of 3% for bank holding companies that meet specified criteria, including having the highest regulatory rating and implementing the Federal Reserve's risk-based capital measure for market risk. All other bank holding companies generally are required to maintain a leverage ratio of at least 4%. The guidelines also provide that bank holding companies experiencing internal growth, as will be the case for West Metro Financial, or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels. Furthermore, the Federal Reserve has indicated that it will consider a bank holding company's Tier 1 Capital leverage ratio, after deducting all intangibles and other indicators of capital strength in evaluating proposals for expansion or new activities.

     We are also subject to capital guidelines issued by our respective primary regulators, which provide for minimum ratios of total capital to total assets.

     Failure to meet capital guidelines could subject a bank or bank holding company to a variety of enforcement remedies, including issuance of a capital directive, the termination of deposit insurance by the FDIC, a prohibition on accepting brokered deposits, and other restrictions on its business. As described above, significant additional restrictions can be imposed on FDIC-insured depository institutions that fail to meet applicable capital requirements. See "Supervision and Regulation-The Bank-Prompt Corrective Action" on page 42.

PAYMENT OF DIVIDENDS

     The Company is a legal entity separate and distinct from the Bank. The principal sources of the Company's cash flow, including cash flow to pay dividends to its shareholders, will be dividends that the Bank will pay to its sole shareholder, the Company. Statutory and regulatory limitations apply to the Bank's payment of dividends to the Company as well as to the Company's payment of dividends to its shareholders.

     The Bank is required by federal law to obtain the prior approval of the Office of the Comptroller of the Currency for payments of dividends if the total of all dividends declared by its board of directors in any year will exceed (1) the total of the Bank's net profits for that year, plus (2) the Bank's retained net profits of the preceding two years, less any required transfers to surplus.

     The payment of dividends by the Company and the Bank may also be affected by other factors, such as the requirement to maintain adequate capital above regulatory guidelines. If, in the opinion of the Office of the Comptroller of the Currency, the Bank were engaged in or about to engage in an unsafe or unsound practice, the Office of the Comptroller of the Currency could require, after notice and a hearing, that First National stop or refrain engaging in the practice. The federal banking agencies have indicated that paying dividends that deplete a depository institution's capital base to an inadequate level would be an unsafe and unsound banking practice. Under the Federal Deposit Insurance Corporation Improvement Act of 1991, a depository institution may not pay any dividend if payment would cause it to become undercapitalized or if it already is undercapitalized. Moreover, the federal agencies have issued policy statements that provide that bank holding companies and insured banks should generally only pay dividends out of current operating earnings. See "Supervision and Regulation-The Bank-Prompt Corrective Action" on page 42.

RESTRICTIONS ON TRANSACTIONS WITH AFFILIATES

     West Metro Financial and First National are subject to the provisions of
Section 23A of the Federal Reserve Act. Section 23A places limits on the amount of:

     -    a bank's loans or extensions of credit to affiliates;

     -    a bank's investment in affiliates;

     - assets a bank may purchase from affiliates, except for real and personal property exempted by the Federal Reserve;

     - the amount of loans or extensions of credit to third parties collateralized by the securities or obligations of affiliates; and

     - a bank's guarantee, acceptance or letter of credit issued on behalf of an affiliate.

     The total amount of the above transactions is limited in amount, as to any one affiliate, to 10% of a bank's capital and surplus and, as to all affiliates combined, to 20% of a bank's capital and surplus. In addition to the limitation on the amount of these transactions, each of the above transactions must also meet specified collateral requirements. The Bank must also comply with other provisions designed to avoid the taking of low-quality assets.

     The Company and the Bank are also subject to the provisions of Section 23B of the Federal Reserve Act which, among other things, prohibit an institution from engaging in the above transactions with affiliates unless the transactions are on terms substantially the same, or at least as favorable to the institution or its subsidiaries, as those prevailing at the time for comparable transactions with nonaffiliated companies.

     The Bank is also subject to restrictions on extensions of credit to its executive officers, directors, principal shareholders and their related interests. These extensions of credit (1) must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with third parties, and (2) must not involve more than the normal risk of repayment or present other unfavorable features.

PRIVACY

     Financial institutions are required to disclose their policies for collecting and protecting confidential information. Customers generally may prevent financial institutions from sharing personal financial information with nonaffiliated third parties except for third parties that market the institutions' own products and services. Additionally, financial institutions generally may not disclose consumer account numbers to any nonaffiliated third party for use in telemarketing, direct mail marketing or other marketing through electronic mail to consumers.

PROPOSED LEGISLATION AND REGULATORY ACTION

     New regulations and statutes are regularly proposed that contain wide-ranging proposals for altering the structures, regulations and competitive relationships of the nation's financial institutions. We cannot predict whether or in what form any proposed regulation or statute will be adopted or the extent to which our business may be affected by any new regulation or statute.

EFFECT OF GOVERNMENTAL MONETARY POLICES

     Our earnings will be affected by the monetary and fiscal policies of the United States government and its agencies, as well as general domestic economic conditions. The Federal Reserve Board's power to implement national monetary policy has had, and is likely to continue to have, an important impact on the operating results of commercial banks. The Federal Reserve Board affects the levels of bank loans, investments and deposits through its control over the issuance of United States government securities and through its regulation of the discount rate on borrowings of member banks and the reserve requirements against member bank deposits. It is not possible to predict the nature or impact of future changes in monetary and fiscal policies.


                                  LEGAL MATTERS

     Powell, Goldstein, Frazer & Murphy LLP, Atlanta, Georgia will pass upon the validity of the shares of common stock offered by this prospectus for West Metro Financial.

                                     EXPERTS

     The Company's audited financial statements at July 31, 2001, included in this prospectus have been included in reliance on the report of Porter Keadle Moore, LLP, independent certified public accountants, given on the authority of that firm as experts in accounting and auditing.


                             REPORTS TO SHAREHOLDERS

     Upon the effective date of the Registration Statement on Form SB-2 that registers the shares of common stock offered by this prospectus with the Securities and Exchange Commission, the Company will be subject to the reporting requirements of the Securities Exchange Act, which include requirements to file annual reports on Form 10-KSB and quarterly reports on Form 10-QSB with the Securities and Exchange Commission. This reporting obligation will generally continue through at least December 31, 2001 and may also continue for subsequent fiscal years. The reporting obligation may be suspended for subsequent fiscal years if at the beginning of the year the common stock is held of record by less than 300 persons.

     At any time that the Company is not a reporting company, it will furnish its shareholders with annual reports containing audited financial information for each fiscal year on or before the date of the annual meeting of shareholders as required by Rule 80-6-1-.05 of the Georgia Department of Banking and Finance. The Company's fiscal year ends on December 31. Additionally, the Company will also furnish such other reports as it may determine to be appropriate or as otherwise may be required by law.


                             ADDITIONAL INFORMATION

     The Company has filed with the Securities and Exchange Commission a Registration Statement on Form SB-2 under the Securities Act with respect to the shares of common stock offered by this prospectus. This prospectus does not contain all of the information contained in the Registration Statement. For further information with respect to the Company and the common stock, we refer you to the Registration Statement and the exhibits to it. The Registration Statement may be examined and copied at the public reference facilities maintained by the Securities and Exchange Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the regional offices of the Securities and Exchange Commission located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and Seven
World Trade Center, 13th Floor, New York, New York 10048.   You may read and
copy our registration statement, and any other materials filed by us with the Securities and Exchange Commission, at the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330. The Securities and Exchange Commission also maintains a Web site (http://www.sec.gov) that contains registration statements, reports, proxy and information statements and other information regarding registrants, such as the Company, that file electronically with the Securities and Exchange Commission.

     The Company and the organizers have filed various applications with the FDIC, the Federal Reserve, the Georgia Department of Banking and Finance and the Office of the Comptroller of the Currency. These applications and the information they contain are not incorporated into this prospectus. You should rely only on information contained in this prospectus and in the related Registration Statement in making an investment decision. To the extent that other available information not presented in this prospectus, including information available from the Company and information in public files and records maintained by the FDIC, the Federal Reserve, the Georgia Department of Banking and Finance and the Office of the Comptroller of the Currency, is inconsistent with information presented in this prospectus or provides additional information, that information is superseded by the information presented in this prospectus and should not be relied on. Projections appearing in the applications are based on assumptions that the organizers believe are reasonable, but as to which they can make no assurances. The Company specifically disaffirms those projections for purposes of this prospectus and cautions you against relying on them for purposes of making an investment decision.

                       WEST METRO FINANCIAL SERVICES, INC.
                        (A DEVELOPMENT STAGE CORPORATION)


                              FINANCIAL STATEMENTS

                                  JULY 31, 2001

                 (WITH INDEPENDENT ACCOUNTANTS' REPORT THEREON)

                           INDEX TO FINANCIAL STATEMENTS


Report of Independent Certified Public Accountants                              F-2

Balance Sheet as of July 31, 2001                                               F-3

Statement of Operations for the Period from May 9, 2001 (inception)
to July 31, 2001                                                                F-4

Statement of Changes in Stockholder's Deficit for the Period from May 9, 2001
(inception) to July 31, 2001                                                    F-5

Statement of Cash Flows for the Period from May 9, 2001 (inception)
   to July 31, 2001                                                             F-6

Notes to Financial Statements                                                   F-7

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




To the Board of Directors
West Metro Financial Services, Inc.


We have audited the accompanying balance sheet of West Metro Financial Services, Inc. (a development stage corporation) as of July 31, 2001, and the related statements of operations, changes in stockholder's deficit and cash flows for the period from May 9, 2001 (inception) to July 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of West Metro Financial Services, Inc. as of July 31, 2001 and the results of its operations and its cash flows from May 9, 2001 (inception) to July 31, 2001 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that West Metro Financial Services, Inc. will continue as a going concern. As discussed in note 1 to the financial statements, the Company is in the organization stage and has not commenced operations. Also, as discussed in note 3, the Company's future operations are dependent on obtaining capital through an initial stock offering and obtaining the necessary final regulatory approvals. These factors and the expense associated with development of a new banking institution raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are described in note 3. The financial statements do not include any adjustments relating to the recoverability of reported asset amounts or the amount of liabilities that might result from the outcome of this uncertainty.


                                                     /s/PORTER KEADLE MOORE, LLP


Atlanta, Georgia
August 1, 2001

                       WEST METRO FINANCIAL SERVICES, INC.
                        (A DEVELOPMENT STAGE CORPORATION)

                                  BALANCE SHEET

                                  JULY 31, 2001

                                     Assets
                                     ------



Cash                                                           $  80,955

Deferred offering costs                                           10,000

Other assets                                                       1,000
                                                               ----------

                                                               $  91,955
                                                               ==========
                      Liabilities and Stockholder's Deficit
                      -------------------------------------

Accounts payable and accrued expenses                          $  30,250

Advances payable to organizers                                   140,000
                                                               ----------


      Total liabilities                                          170,250
                                                               ----------

Stockholder's deficit:
  Preferred stock, no par value, 2,000,000 shares authorized;
    no shares issued or outstanding                                    -
  Common stock, $1 par value, 10,000,000 shares authorized;
    1 share issued and outstanding                                     1
  Additional paid in capital                                           9
  Deficit accumulated during the development stage               (78,305)
                                                               ----------

      Total stockholder's deficit                                (78,295)
                                                               ----------

                                                               $  91,955
                                                               ==========


See accompanying notes to financial statements and independent accountants' report.

                       WEST METRO FINANCIAL SERVICES, INC.
                        (A DEVELOPMENT STAGE CORPORATION)

                             STATEMENT OF OPERATIONS

          FOR THE PERIOD FROM MAY 9, 2001 (INCEPTION) TO JULY 31, 2001



Interest income                                                          $   247

Expenses:
  Legal and consulting                                                    41,614
  Officer compensation                                                    20,250
  Regulatory fees                                                         15,000
  Other operating                                                          1,688
                                                                         -------

  Total expenses                                                          78,552
                                                                         -------

    Net loss                                                             $78,305
                                                                         =======


See accompanying notes to financial statements and independent accountants' report.

                               WEST METRO FINANCIAL SERVICES, INC.
                                (A DEVELOPMENT STAGE CORPORATION)

                          STATEMENT OF CHANGES IN STOCKHOLDER'S DEFICIT

                  FOR THE PERIOD FROM MAY 9, 2001 (INCEPTION) TO JULY 31, 2001



                                                                            Deficit
                                                                          Accumulated
                                                               Additional During the
                                        Preferred      Common    Paid In  Development
                                          Stock        Stock     Capital     Stage       Total
                                       ------------  ----------  -------  ------------  --------
Issuance of common stock to organizer  $          -           1        9            -        10

Net loss                                          -           -        -      (78,305)  (78,305)
                                       ------------  ----------  -------  ------------  --------

Balance, July 31, 2001                 $          -           1        9      (78,305)  (78,295)
                                       ============  ==========  =======  ============  ========


See accompanying notes to financial statements and independent accountants' report.

                       WEST METRO FINANCIAL SERVICES, INC.
                        (A DEVELOPMENT STAGE CORPORATION)

                             STATEMENT OF CASH FLOWS

          FOR THE PERIOD FROM MAY 9, 2001 (INCEPTION) TO JULY 31, 2001



Cash flows from operating activities:
  Net loss                                               $ (78,305)
  Adjustments to reconcile net loss to net cash used in
    operating activities:
      Increase in other assets                             (11,000)
      Increase in accounts payable and accrued expenses     30,250
                                                         ----------

        Net cash used in operating activities              (59,055)
                                                         ----------

Cash flows from financing activities:
  Sale of organization share of common stock                    10
  Proceeds from note payable                               140,000
                                                         ----------

        Net cash provided by financing activities          140,010
                                                         ----------

Net increase in cash                                        80,955

Cash at beginning of period                                      -
                                                         ----------

Cash at end of period                                    $  80,955
                                                         ==========


See accompanying notes to financial statements and independent accountants' report.

                       WEST METRO FINANCIAL SERVICES, INC.
                        (A DEVELOPMENT STAGE CORPORATION)

                          NOTES TO FINANCIAL STATEMENTS

(1)  ORGANIZATION
     ------------
     West Metro Financial Services, Inc. (the "Company") was incorporated for the purpose of becoming a bank holding company. The Company intends to acquire 100% of the outstanding common stock of First National Bank West Metro (the "Bank") (In Organization), which will operate in Paulding County in the metropolitan Atlanta, Georgia area. The organizers of the Bank filed a joint application to charter the Bank with the Office of the Comptroller of Currency and the Federal Deposit Insurance Corporation on June 7, 2001. Provided that the application is timely approved and necessary capital is raised, it is expected that operations will commence in the fourth quarter of 2001.

     Operations through July 31, 2001 relate primarily to expenditures by the organizers for incorporating and organizing the Company. All expenditures by the organizers are considered expenditures of the Company.

     The Company plans to raise between $7,500,000 and $10,000,000 through an offering of its common stock at $10 per share, of which $7,000,000 to $9,500,000 will be used to capitalize the Bank. The organizers and directors expect to subscribe for a minimum of approximately $3,000,000
     (300,000  shares)  of  the  Company's  stock.

     In connection with the Company's formation and initial offering, warrants to purchase shares of common stock at $10.00 per share will be issued to the organizing directors. Organizing directors will receive warrants to purchase one share of common stock for each share they purchase. The warrants are exercisable on each of the three succeeding anniversaries of the date of the close of the initial offering at the initial offering price of $10.00 per share and expire ten years after the date of grant. The Company has reserved 48,000 shares of its common stock for issuance under a stock option plan.

(2)  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
     ----------------------------------------------
     ORGANIZATION COSTS
     Costs incurred for the organization of the Company and the Bank (consisting principally of legal, accounting, consulting and incorporation fees) are being expensed as incurred.

     DEFERRED OFFERING EXPENSES
     Costs incurred in connection with the stock offering, consisting of direct, incremental costs of the offering, are being deferred and will be offset against the proceeds of the stock sale as a charge to additional paid in capital.

     PRE-OPENING EXPENSES
     Costs incurred for overhead and other operating expenses are included in the current period's operating results.

     PROFORMA NET LOSS PER COMMON SHARE
     Proforma net loss per common share is calculated by dividing net loss by the minimum number of common shares (750,000), which would be outstanding should the offering be successful, as prescribed in Staff Accounting Bulletin Topic 1:B. The proforma net loss per share for the period ended July 31, 2001 was $.10 per share.

                       WEST METRO FINANCIAL SERVICES, INC.
                        (A DEVELOPMENT STAGE CORPORATION)

                    NOTES TO FINANCIAL STATEMENTS, CONTINUED

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED
     -----------------------------------------------------
     INCOME TAXES
     Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     In the event the future tax consequences of differences between the financial reporting bases and the tax bases of the assets and liabilities result in deferred tax assets, an evaluation of the probability of being able to realize the future benefits indicated by such asset is required. A valuation allowance is provided for the portion of the deferred tax asset when it is more likely than not that some portion or all of the deferred tax asset will not be realized. In assessing the realizability of the deferred tax assets, management considers the scheduled reversals of deferred tax liabilities, projected future taxable income, and tax planning strategies.

(3)  LIQUIDITY AND GOING CONCERN CONSIDERATIONS
     ------------------------------------------
     The Company incurred a net loss of $78,305 for the period from May 9, 2001 (inception) to July 31, 2001. At July 31, 2001, liabilities exceeded assets by $78,295.

     At July 31, 2001, the Company is funded by advances from its organizers and a line of credit from a bank. Management believes that the current level of expenditures is well within the financial capabilities of the organizers and adequate to meet existing obligations and fund current operations, but obtaining final regulatory approvals and commencing banking operations is dependent on successfully completing the stock offering.

     To provide permanent funding for its operation, the Company is currently offering between 750,000 and 1,000,000 shares of its $1 par value common stock at $10 per share in an initial public offering. Costs related to the organization and registration of the Company's common stock will be paid from the gross proceeds of the offering. The share issued, which is outstanding at July 31, 2001, will be redeemed concurrently with the consummation of the offering.

(4)  LINE  OF  CREDIT
     ----------------
     Organization, offering and pre-opening costs incurred prior to the opening for business will be funded under a $500,000 line of credit. The terms of the existing line of credit, which is guaranteed by the organizers, include a maturity of July 20, 2002 and interest, payable quarterly, calculated at one-half percent below the prime interest rate.

(5)  ADVANCES  PAYABLE  TO  ORGANIZERS
     ---------------------------------
     The organizers of the Company have advanced amounts to the Company to fund certain organizing expenses. The advances are non interest bearing and are to be repaid from proceeds from the Company's initial public offering.

(6)  PREFERRED  STOCK
     ----------------
     Shares of preferred stock may be issued from time to time in one or more series as established by resolution of the Board of Directors of the Company. Each resolution shall include the number of shares issued, preferences, special rights and limitations as determined by the Board.

                       WEST METRO FINANCIAL SERVICES, INC.
                        (A DEVELOPMENT STAGE CORPORATION)

                    NOTES TO FINANCIAL STATEMENTS, CONTINUED

(7)  COMMITMENTS
     -----------
     The Company has entered into an employment agreement with its President and Chief Executive Officer, providing for an initial term of three years. The agreement provides for a base salary, an incentive bonus based on the Company's performance, stock options and other perquisites commensurate with his employment.

     The Company has also entered into an employment agreement with its Chief Financial Officer, providing for an initial term through December 31, 2006. The agreement provides for a base salary, an incentive bonus and other perquisites commensurate with her employment.

     The Company has entered into an agreement to purchase land for $550,000 on which it will build its main banking facility. The property is owned 50% by the Company's President and Chief Executive Officer and 50% by the father-in-law of one of the organizers.

     The Company has entered into an agreement for consulting services assisting in organizing the Bank. The Company has committed to pay a total of $50,000 for these services, of which $40,000 has been accrued as of July 31, 2001.

     The Company has entered into an agreement whereby it will receive legal services in connection with its initial public offering. The Company has committed to pay a total of $30,000, of which $10,000 has been paid as of July 31, 2001.

(8)  INCOME TAXES
     ------------
     The following summarizes the sources and expected tax consequences of future taxable deductions which comprise the net deferred taxes at July 31, 2001:

  Deferred tax asset relating to pre-opening expenses  $ 33,356
    Less valuation allowance                            (33,356)
                                                       ---------

    Net deferred taxes                                 $      -
                                                       =========

     The future tax consequences of the differences between the financial reporting and tax basis of the Company's assets and liabilities resulted in a net deferred tax asset. A valuation allowance was established for the net deferred tax asset, as the realization of these deferred tax assets is dependent on future taxable income.

                                                                      APPENDIX A

                       PRELIMINARY SUBSCRIPTION AGREEMENT

West Metro Financial Services, Inc.
P.O.  Box  705
Dallas,  Georgia  30132
Attn:  J.  Michael  Womble

Ladies  and  Gentlemen:

     I hereby subscribe to purchase the number of shares of common stock of West Metro Financial Services, Inc. (the "Company") indicated below.

     I have received a copy of the Company's preliminary prospectus, dated August 14, 2001. I understand that my purchase of the Company's common stock involves significant risk, as described under "Risk Factors" in the preliminary prospectus. I also understand that no federal or state agency has made any finding or determination regarding the fairness of the Company's offering of common stock, the accuracy or adequacy of the preliminary prospectus, or any recommendation or endorsement concerning an investment in the common stock.

     I am not sending the purchase price for the shares I wish to buy at this time. After I receive the final prospectus, if I still wish to purchase shares, I will send the Company an acknowledgement of subscription and a check in the amount of $10.00 multiplied by the number of shares I wish to buy. My check will be made payable to "First National Bank of Polk County - Escrow Account for West Metro Financial Services, Inc."

WHEN THE COMPANY RECEIVES MY ACKNOWLEDGMENT OF SUBSCRIPTION AND MY CHECK, THIS SUBSCRIPTION AGREEMENT WILL BECOME FINAL AND BINDING AND WILL BE IRREVOCABLE UNTIL THE OFFERING IS CLOSED.




NUMBER  OF  SHARES                               -------------------------------
(MINIMUM 200 SHARES):         _______
                                                 -------------------------------
TOTAL SUBSCRIPTION PRICE                         PLEASE   PRINT  OR  TYPE  EXACT
(AT $10.00 PER SHARE):        _______*           NAME(S)  IN  WHICH  UNDERSIGNED
                                                 DESIRES SHARES TO BE REGISTERED


(CONTINUED)



*DO  NOT  SEND  THE  PURCHASE  PRICE  FOR  YOUR  SHARES  AT  THIS  TIME.

SUBSTITUTE  W-9

     Under the penalty of perjury, I certify that: (1) the Social Security number or Taxpayer Identification Number given below is correct; and (2) I am not subject to backup withholding. INSTRUCTION: YOU MUST CROSS OUT #2 ABOVE IF YOU HAVE BEEN NOTIFIED BY THE INTERNAL REVENUE SERVICE THAT YOU ARE SUBJECT TO BACKUP WITHHOLDING BECAUSE OF UNDERREPORTING INTEREST OR DIVIDENDS ON YOUR TAX RETURN.



---------------------------------              ---------------------------------
DATE

                                               ---------------------------------
                                               SIGNATURE(S)*


---------------------------------              ---------------------------------
AREA CODE AND TELEPHONE NO.                    PLEASE INDICATE FORM OF OWNERSHIP
                                               YOU  DESIRE  FOR  THE  SHARES
                                               (INDIVIDUAL,  JOINT  TENANTS WITH
                                               RIGHT OF SURVIVORSHIP, TENANTS IN
                                               COMMON,  TRUST,  CORPORATION,
                                               PARTNERSHIP,  CUSTODIAN,  ETC.)


-----------------------------------
SOCIAL SECURITY OR FEDERAL TAXPAYER
IDENTIFICATION  NO.




TO  BE  COMPLETED  BY  THE  COMPANY

     Accepted as of_________  ___, 2001, as to _______shares.

WEST  METRO  FINANCIAL  SERVICES,  INC.

By:
     -------------------------
     Signature

     -------------------------
     Print  Name

* When signing as attorney, trustee, administrator, or guardian, please give your full title as such. If a corporation, please sign in full corporate mane by president or other authorized officer. In case of joint tenants, each joint owner must sign.

                                                                      APPENDIX B

                         ACKNOWLEDGEMENT OF SUBSCRIPTION

                       WEST METRO FINANCIAL SERVICES, INC.
                             361 MEMORIAL DRIVE WEST
                              DALLAS, GEORGIA 30132


Dear  Subscriber:

     Please sign below to acknowledge receipt of a final prospectus and to convert your preliminary subscription to a final and binding subscription. Please enclose a check payable to "First National Bank of Polk County-Escrow Account for West Metro Financial Services, Inc." in the amount of $10.00 multiplied by the number of shares you intend to subscribe for.

     Your stock certificate(s) representing shares of common stock duly authorized and fully paid will be issued to you as soon as possible after all subscription funds are released to the Company from the subscription escrow account, all as described in the prospectus, dated_________ ___, 2001. In the event (a) that the offering is cancelled, or (b) that subscriptions for the minimum number of 750,000 shares are not obtained, your subscription funds will be returned to you as described in the prospectus.


                                        Very  Truly  Yours,

                                        WEST METRO FINANCIAL SERVICES, INC.


                                        By:
                                               ---------------------------------
                                               J.  Michael  Womble
                                               President


                                               ---------------------------------
                                               Date

     By signing below, I acknowledge the receipt of the final prospectus of West Metro Financial Services, Inc. and convert the preliminary subscription agreement to a final subscription agreement, which will be binding and irrevocable until the expiration date as defined in the prospectus.

     The undersigned encloses $_______ for the purchase of _____ shares, at the purchase price of $10.00 per share.


                                               ---------------------------------
                                               Signature


                                               ---------------------------------
                                               Print  Name


                                               ---------------------------------
                                               Date

     PROSPECTIVE INVESTORS MAY RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. NO ONE HAS AUTHORIZED ANYONE TO PROVIDE PROSPECTIVE INVESTORS WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. THIS PROSPECTUS IS NOT AN OFFER TO SELL NOR IS IT SEEKING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF THE DELIVERY OF THIS PROSPECTUS OR ANY SALE OF THESE SECURITIES.
                            _________________________

                                TABLE OF CONTENTS


                                        Page
                                     ----------
SUMMARY . . . . . . . . . . . . . .           1
RISK FACTORS. . . . . . . . . . . .           6
CAUTION REGARDING FORWARD-LOOKING
  STATEMENTS. . . . . . . . . . . .          10
THE OFFERING. . . . . . . . . . . .          10
WARRANTS. . . . . . . . . . . . . .          13
USE OF PROCEEDS . . . . . . . . . .          13
CAPITALIZATION. . . . . . . . . . .          14
DIVIDENDS . . . . . . . . . . . . .          15
MANAGEMENT'S DISCUSSION AND
  ANALYSIS OF FINANCIAL CONDITION
  AND PLAN OF OPERATIONS. . . . . .          16
PROPOSED BUSINESS OF WEST METRO
  FINANCIAL AND FIRST NATIONAL. . .          18
MANAGEMENT. . . . . . . . . . . . .          26
EXECUTIVE COMPENSATION. . . . . . .          31
RELATED PARTY TRANSACTIONS. . . . .          35
DESCRIPTION OF CAPITAL STOCK OF
  WEST METRO FINANCIAL SERVICES . .          36
SELECTED PROVISIONS OF THE ARTICLES
  OF INCORPORATION AND BYLAWS . . .          37
SHARES ELIGIBLE FOR FUTURE SALE . .          38
SUPERVISION AND REGULATION. . . . .          39
LEGAL MATTERS . . . . . . . . . . .          46
EXPERTS . . . . . . . . . . . . . .          47
REPORTS TO SHAREHOLDERS . . . . . .          47
ADDITIONAL INFORMATION. . . . . . .          47
INDEX TO FINANCIAL STATEMENTS . . .         F-1
PRELIMINARY SUBSCRIPTION
AGREEMENT . . . . . . . . . . . . .  APPENDIX A
ACKNOWLEDGEMENT OF
SUBSCRIPTION. . . . . . . . . . . .  APPENDIX B

     UNTIL _________ 2001 (40 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS THAT BUY, SELL OR TRADE THE COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS.

================================================================================


================================================================================


                              WEST METRO FINANCIAL
                                 SERVICES, INC.


                       A PROPOSED BANK HOLDING COMPANY FOR


                                       FOR


                         FIRST NATIONAL BANK WEST METRO

                                (IN ORGANIZATION)


                               MINIMUM OF 750,000
                                MAXIMUM 1,000,000
                             SHARES OF COMMON STOCK


                                  -------------

                                   PROSPECTUS

                                  -------------




                                 AUGUST 14, 2001


================================================================================

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Consistent with the applicable provisions of the laws of Georgia, the Registrant's bylaws provide that the Registrant shall indemnify its directors and officers against expenses (including attorneys' fees) and liabilities arising from actual or threatened actions, suits or proceedings, whether or not settled, to which they become subject by reason of having served in such role if such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to a criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Advances against expenses shall be made so long as the person seeking indemnification agrees to refund the advances if it is ultimately determined that he or she is not entitled to indemnification. A determination of whether indemnification of a director or officer is proper because he or she met the applicable standard of conduct shall be made (1) by the board of directors of the Registrant, (2) in specified circumstances, by independent legal counsel in a written opinion or
(3) by the affirmative vote of a majority of the shares entitled to vote, but shares owned by or are under voting control of directors who are at the time parties to the proceeding may not vote on the determination.

     In addition, the Registrant's articles of incorporation, subject to exceptions, eliminates the potential personal liability of a director for monetary damages to the Registrant and to the shareholders of the Registrant for breach of a duty as a director. There is no release of liability for (1) a breach of duty involving appropriation of a business opportunity of the Registrant, (2) an act or omission involving intentional misconduct or a knowing violation of law, (3) a transaction from which the director derives an improper material tangible personal benefit or (4) as to any payment of a dividend or approval of a stock repurchase that is illegal under the Georgia Business Corporation Code. The articles of incorporation do not eliminate or limit the right of the Registrant or its shareholders to seek injunctive or other equitable relief not involving monetary damages.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Estimated expenses, other than underwriting discounts and commissions, of the sale of the Registrant's common stock, $1.00 par value, are as follows:

     Securities and Exchange Commission Registration Fee  $ 3,250
     Registrant's Legal Fees and Expenses. . . . . . . .   35,000
     Printing and Engraving Expenses . . . . . . . . . .   15,000
     Accounting Fees and Expenses. . . . . . . . . . . .    3,500
     Miscellaneous . . . . . . . . . . . . . . . . . . .    3,250
                                                          -------
           Total . . . . . . . . . . . . . . . . . . . .  $60,000
                                                          =======

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

     On May 9, 2001 the Registrant issued to J. Michael Womble, in a private placement, one share of the Registrant's Common Stock, $1.00 par value, for an aggregate price of $10.00 in connection with the organization of the Company. The sale to Mr. Womble was exempt from registration under the Securities Act pursuant to Section 4(2) of the Act because it was a transaction by an issuer that did not involve a public offering.

ITEM 27.  EXHIBITS.

EXHIBIT
NUMBER   DESCRIPTION
-------  -------------------------------------------------------------------------------------------

    3.1    Articles of Incorporation
    3.2    Bylaws
    4.1    Specimen Common Stock Certificate
    4.2    See Exhibits 3.1, 3.2 and 3.3 for provisions of the Articles of Incorporation and Bylaws defining rights of holders of the Common Stock
    5.1    Legal Opinion of Powell, Goldstein, Frazer & Murphy LLP
   10.1    Purchase Agreement by and between West Metro Financial Services, Inc. and J. Michael
           Womble and Thomas Aiken dated May 30, 2001 (permanent facility)
   10.2    Purchase Agreement by and between West Metro Financial Services, Inc. and Southern
           Bank Supplies, Inc. dated _____ __, 2001 (temporary facility)**
   10.3    Form of Escrow Agreement by and between West Metro Financial Services, Inc. and
           First National Bank of Polk County
   10.4    Promissory Note dated July 20, 2001 executed by West Metro Financial Services, Inc.
           and accepted by First National Bank of Polk County and form of Commercial Guaranty
   10.5    Form of West Metro Financial Services, Inc. Organizers' Warrant Agreement
   10.6    West Metro Financial Services, Inc. 2001 Stock Incentive Plan*
   10.7    Form of Non-Qualified Option and Form of Incentive Stock Option*
   10.8    Employment Agreement dated as of June 1, 2001 by and between First National Bank
           West Metro (In Organization), West Metro Financial Services, Inc. and J. Michael
           Womble*
   10.9    Employment Agreement dated as of June 29, 2001 by and between First National Bank
           West Metro (In Organization), West Metro Financial Services, Inc. and Kathy Hulsey*
   23.1    Consent of Porter Keadle Moore, LLP dated August 13, 2001
   23.2    Consent of Powell, Goldstein, Frazer & Murphy LLP (contained in Exhibit 5.1)
   24.1    Power of Attorney (appears on the signature pages to the Registration Statement on
           Form SB-2)
   99.1    Preliminary Subscription Agreement (see Appendix A of the Prospectus)
   99.2    Acknowledgement of Subscription Form (see Appendix B of the Prospectus)

*     Indicates a compensatory plan or contract.
**    To be filed by amendment.


ITEM 28.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes as follows:

     (a) (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

               (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) Reflect in the prospectus any facts or events which,
                    individually or together, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

               (iii) Include any additional or changed material information on the plan of distribution.

          (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          (3) File a post-effective amendment to remove from registration any of the securities being registered that remain unsold at the end of the offering.

     (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

          In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned in the City of Dallas, State of Georgia, on August 14, 2001.

                              WEST  METRO  FINANCIAL  SERVICES,  INC.


                              By:  /s/ J. Michael Womble
                                 ---------------------------------------------
                                 J. Michael Womble
                                 President and Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears on the signature page to this Registration Statement constitutes and appoints J. Michael Womble and William A. Carruth, Jr., or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits hereto, and other documents in connection herewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, or either of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE                                TITLE                   DATE
---------------------------  -----------------------------  ---------------

                             President, Chief Executive
                             Officer and Chairman of the    August 14, 2001
/s/ J. Michael Womble        Board of Directors*
---------------------------
J. Michael Womble


/s/ Johnny L. Blankenship    Director                       August 14, 2001
---------------------------
Johnny L. Blankenship


                             Vice Chairman of the Board of  August 14, 2001
/s/ William A. Carruth, Jr.  Directors
---------------------------
William A. Carruth, Jr.


/s/ Harold T. Echols         Director                       August 14, 2001
---------------------------
Harold T. Echols


/s/ G. Wayne Kirby           Director                       August 14, 2001
---------------------------
G. Wayne Kirby

SIGNATURE                                TITLE                   DATE
---------------------------  -----------------------------  ---------------

                             Director                        _____ __, 2001
---------------------------
Claude K. Rainwater, Jr.


/s/ James C. Scott, Jr.      Director                       August 14, 2001
---------------------------
James C. Scott, Jr.

*  Principal executive, financial and accounting officer.